Exhibit 10.13
OFFICE LEASE
for
Scottsdale Technology Center
14455, 14555, 14505 North Hayden Road
Scottsdale, Arizona 85260
IDS LIFE INSURANCE COMPANY
A MINNESOTA CORPORATION
Landlord
and
GO DADDY SOFTWARE, INC.
A ARIZONA CORPORATION
Tenant

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OFFICE LEASE
     THIS OFFICE LEASE (the “Lease”) is entered into by Landlord and Tenant as described in the following Basic Lease Information as of the Date which is set forth for reference only in the following Basic Lease Information.
     Landlord and Tenant agree:
ARTICLE 1. BASIC LEASE INFORMATION
     THE FOLLOWING BASIC LEASE INFORMATION IS A PART OF THIS LEASE, BUT DOES NOT CONSTITUTE THE ENTIRE LEASE. TENANT ACKNOWLEDGES THAT IT HAS READ ALL OF THE PROVISIONS CONTAINED IN THE ENTIRE LEASE AND ALL EXHIBITS WHICH ARE A PART THEREOF AND AGREES THAT THIS LEASE, INCLUDING THE BASIC LEASE INFORMATION AND ALL EXHIBITS, REFLECTS THE ENTIRE UNDERSTANDING AND REASONABLE EXPECTATIONS OF LANDLORD AND TENANT REGARDING THE PREMISES. TENANT ALSO ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS LEASE PRIOR TO EXECUTION WITH LEGAL COUNSEL AND SUCH OTHER ADVISORS AS TENANT DEEMS APPROPRIATE.
     In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

(a)	Date:	December 26, 2001

(b)	Landlord:	IDS Life Insurance Company, a Minnesota Corporation c/o FarrMont Realty Group, Inc., 320 East McDowell Road, Suite 200 Phoenix, Arizona 85004

(c)	Tenant:	Go Daddy Software, Inc., a Arizona corporation

(d)	Building Address:	14455 North Hayden Road Scottsdale, Arizona 85260

(e)	Premises:	Suites 219 and 226

(f)	Parking Charge:	N/A

(g)	Parking Spaces:	N/A

(h)	Term:	Thirty-nine(39) months, beginning on the Commencement Date and expiring on the Expiration Date.

(i)	Commencement Date	January 1, 2002, or as extended pursuant to Section 3.3, below.

(j)	Expiration Date:	March 30, 2005, or as extended pursuant to Section 3.3, below.

(k)	Monthly Base Rent:	January 1, 2002 — March 30, 2002	$7,401.88 plus all applicable taxes
		April 1, 2002 — March 30, 2003	$19,818.50 plus all applicable taxes
		April 1, 2003 — March 30, 2004	$20,326.67 plus all applicable taxes
		April 1, 2004 — March 30, 2005	$20,834.83 plus all applicable taxes
Note: Tenant will begin paying rent for Suite 226 three (3) months after completion of construction pursuant to Article 3.2, below. Landlord and Tenant will execute a Declaration of Commencement setting forth the commencement date and expiration date of the Lease pursuant to Article 3.3, below.
(i)	The Monthly Rent is subject to adjustment pursuant to Article 4.2 and 4.3 below.

(ii)	The Monthly Rent is subject to adjustment pursuant to Article 5 below.

(iii)	Rent: The monthly rent and additional rent.

(l)	Additional Rent:	Increased expenses over Base Year: Base Year of 2001

(m)	Additional Rent — Taxes:	Any amounts which this Lease requires Tenant to pay in addition to Monthly Base Rent, including without limitation all state and local transaction privilege taxes imposed on Landlord or Tenant as a result of amounts payable hereunder.

(n)	Rentable Area of the Premises:	Approximately twelve thousand one hundred ninety-six square feet (12,196)

(0)	Rentable Area of the Office Building:	151,490 square feet.

(p)	Security Deposit:	Twenty Thousand Eight Hundred Thirty-four and 83/100($20,834.83) and a Letter of Credit equal to Twenty-nine Thousand One Hundred Sixty-two

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and 52/100 Dollars ($29,162.52) which shall be held by Landlord and may be applied by Landlord to any Tenant default under the terms of this Lease until February 29, 2004.

(q)	Broker:	Lee B. Farris, FarrMont Realty Group, Inc.

(r)	Prepaid Rent:	$0.00

(s)	Office Building:	Scottsdale Technology Center consisting of three (3) office buildings.

(t)	Land:	The land on which the Office Building is located and which is more particularly described on Exhibit “B” to this Lease.

(u)	Project:	The development consisting of the Land and all improvements built on the Land including without limitation the Building, parking lot, parking structure, if any, walkways, driveways, fences, and landscaping.

(v)	Landlord’s Address:	IDS Life Insurance Company, a Minnesota Corporation c/o FarrMont Realty Group, Inc. 320 East McDowell Road, Suite 200 Phoenix, Arizona 85004

(w)	Tenant’s Address:	Scottsdale Technology Center 14455 North Hayden Road, Suite 219 Scottsdale, Arizona 85260

(x)	Prime Rate:	The rate of interest from time to time announced by Bank One, or any successor to it, as its prime rate. If Bank One or any successor to it ceases to announce its prime rate, the Prime Rate will be a comparable interest rate designated by Landlord which replaces the Prime Rate.
If any other provision of this Lease contradicts any definition of this Article, the other provision will prevail.
The following exhibits are attached to this Lease and are made parts of this Lease:
EXHIBIT “A” — The Premises
EXHIBIT “B” — Legal Description of the Land
EXHIBIT “C” — Work Letter
EXHIBIT “D” — Rules and Regulations
ARTICLE 2: AGREEMENT
Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease.
ARTICLE 3. TERM, DELIVERY AND ACCEPTANCE OF PREMISES
3.1 General. The duration of this Lease will be the Term. The Term will commence on the Commencement Date and will expire on the Expiration Date.
3.2 Delivery of Possession. Landlord will construct or install in the Premises the improvements to be constructed or installed by Landlord according to the Work Letter attached to this Lease as Exhibit “C” (the “Work Letter”). Landlord will be deemed to have delivered possession of the Premises to Tenant when Landlord has given Tenant notice that the improvements will be substantially completed within ten (10) days of the date of such notice, subject to only the completion of Landlord’s “punch list” items which do not materially interfere with Tenant’s use and enjoyment of the Premises.
3.3 Failure to Deliver Possession. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date:
     (a) This Lease will not be void or voidable; and
     (b) Landlord will not be liable to Tenant for any resultant loss or damage; and
     (c) If delivery of possession of the Premises to Tenant on the Commencement Date is delayed by Landlord, (i) Rent will be waived for the period between the original Commencement Date and the date on which Landlord delivers possession of the Premises to Tenant, (ii) the original Commencement Date and Expiration Date will be extended automatically one day for each day of delay after the original Commencement Date and before delivery of possession, and (iii) Landlord and Tenant will execute a certificate of the new Commencement Date and Expiration Date promptly after delivery of possession.
3.4 Early Entry. If Tenant is permitted entry to the Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by Landlord, such early entry will be at Tenant’s sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Monthly Rent which will commence on the Commencement Date. Tenant, its agents or employees, will not interfere with or delay Landlord completion

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of construction of the improvements. All rights of Tenant under this Section 3.4 will be subject to the requirements of all applicable building codes and zoning requirements so as not to interfere with Landlord’s obtaining a certificate of occupancy for the Premises. Landlord has the right to impose such additional conditions on Tenant’s early entry as Landlord, in its sole discretion, deems appropriate, and will further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant’s early entry.
3.5 Condition of the Premises. Prior to the Commencement Date, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession. The punch-list will not include any damage to the Premises caused by Tenant’s move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord, at Tenant’s expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly provided in this Lease and the Work Letter. If Tenant fails to submit a punch-list to Landlord prior to the Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord’s contractor will complete all reasonable punch-list items within thirty (30) days after the walk-through.
3.6 Adjustments Upon Completion. As soon as practicable, upon completion of the improvements in accordance with the Work Letter, Landlord will notify Tenant of the Rentable Area of the Premises, the Rentable Area of the Building, Monthly Rent, and Tenant’s Share, if such information was not previously determinable by Landlord. At Landlord’s request, Tenant will promptly execute a certificate confirming such information.
ARTICLE 4. MONTHLY RENT, RENTAL ADJUSTMENT AND CONVERSION
4.1 Monthly Rent. Throughout the Term of this Lease, Tenant will pay Monthly Rent to Landlord as rent for the Premises. Monthly Rent will be paid in advance, on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month, the Monthly Rent will be appropriately prorated by Landlord for such month. If the Term commences on a day other than the first day of a calendar month, then prorated Monthly Rent for such month will be paid on or before the first day of the Term. Monthly Rent will be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord’s Address, or to such other person or at any other place as Landlord may from time to time designate in writing.
~~4.2 Rental Adjustment: Commencing with the second lease year and each lease year thereafter, and continuing throughout the term or any extension thereof, the monthly guaranteed rental shall be adjusted upward in accordance with the formula set forth below in applying the formula, the following definitions shall prevail.~~
~~(a)~~	~~“Bureau” means the Federal Bureau of Labor Statistics or any successor agency that shall issue the- indices or any data referred to in subparagraph “e”.~~

~~(b)~~	~~“Price Index” means the Consumers’ Price Index, “All Items, An Urban Consumers, U.S. City Average (1967—100)” issued from time to time by the Bureau.~~

~~(c)~~	~~“Adjustment Index” is the Indices issued for the third month prior to the adjustment date.~~

~~(d)~~	~~“Base Index” is the Indices issued by the Bureau for the third month prior to the first day of the- calender month in which the term of this Lease commences.~~

~~(e)~~	~~The “issue” of Price Index means the release to the public of the Price Index, and the date of issue shall be the date it is so released whether or not the issued Index is for the current month or period in which the release occurs or for a prior month or period.~~
~~If the Average Price Index for any such lease year is greater than the Base index, then the monthly rental, beginning with the first day of such lease year, shall be increased in the same proportion that the increase in the Average Price Index bears to the Base Index. If an increase shall become effective by application of the rule stated in the preceding sentence and the Average Price Index for any subsequent lease year decreases, then the monthly rental beginning with such subsequent lease year shall not be decreased but shall remain equal to the highest increased monthly rental applicable to any such prior lease year.~~
~~4.3 CPI Conversion. If the base period presently employed in calculating and determining the CPI should hereafter be changed and a new base period adopted by the Bureau of Labor Statistics of the United States Department of Labor, the base index figure as set forth herein shall be converted so as to conform with the new index figure and the new index figure as converted shall be used. In the event that the Bureau of Labor Statistics discontinues the issuance of the CPI, then, in that event, Tenant and Landlord agree to use any other nationally recognised cost of living index issued by the United States Department of Labor or any other branch or department of the United States Department of Labor or any other branch of department of the Federal government and the index so used shall be converted in accordance with good accounting practices as a substitute basis for determining such adjustments to the minimum annual rent.~~
ARTICLE 5. OPERATING EXPENSES
5.1 General: This Lease shall be deemed a modified full service lease and Tenant shall do all acts and make all payments pro-rata, connected with or arising out of any increase of operating expenses for Scottsdale Technology Center over Tenant’s expense base, in addition to Tenant’s base rent. This includes, without limitation, all taxes and assessments, and any increases

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in all taxes and assessments, whether now or hereafter existing, levied or imposed on Landlord or Tenant, and whether foreseen or unforeseen. In addition to Monthly Rent, Tenant will pay Tenant’s Monthly Share of the Increased Current Operating Expenses of Scottsdale Technology Center. Landlord agrees to cap the annual increases of the “Controllable Expenses (“Controllable Expenses” shall be defined as every expense set forth below except for all utilities, all insurance and all taxes which shall be excluded) at five percent (5.0%) per year on a cumulative basis.
As used in this Lease, the term “Operating Expenses” includes:
(a) all reasonable costs of management, operation and maintenance of the Project, including without limitation, real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to real property taxes), wages, salaries and compensation of employees, consulting, accounting, legal and janitorial, maintenance, guard and other services, management fees (charged by Landlord, any affiliate of Landlord, or any other entity managing the Project), reasonable reserves for Operating Expenses, that part of office rent or rental value of space in the Project used by Landlord to manage, operate and maintain the Project or furnished by Landlord to enhance the management, operation or maintenance of the Project, power, water, waste disposal and other utilities, materials and supplies, maintenance and repairs, insurance obtained with respect to the Project, depreciation on personal property and equipment (which is or should be capitalized on the books of Landlord), and any other costs, charges, and expenses which under generally accepted accounting principles, would be regarded as management, maintenance and operating expenses; and
(b) the cost (amortized over such period as Landlord will reasonably determine) together with interest at the greater of (i) the Prime Rate prevailing plus two percent (2%) or (ii) Landlord’s borrowing rate for such capital improvements plus two percent (2%), on the unamortized balance of any capital improvements which are made to the Project by Landlord (A) for the purposes of reducing Operating Expenses, or (B) after the Date and which were required under any governmental law or regulation that was not applicable to the Project at the time it was constructed and which are not a result of the nature of Tenant’s use of the Premises.
The Operating Expenses will not include: (1) depreciation on the Project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and common areas); (2) costs of improvements made for tenants of the Project; (3) finders fees and real estate brokers’ commission; (4) mortgage principal or interest; and (5) capital items other than those referred to in clause (b), above.
Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that the Operating Expenses will equal or approximate any actual amount per square foot of Rentable Area of the Premises, for any calendar year during the Term.
5.2 Estimated Payments: In addition to Monthly Rent, Tenant will pay to Landlord on the first day of each month during the Term one-twelfth (1/12) of Landlord’s estimate of the Additional Rent payable by Tenant pursuant to Section 5.1, above, during the subject calendar year or partial calendar year (the “Additional Rent”). The Additional Rent is subject to revision according to the further provisions of this Section 5.2 and Section 5.3, below. During December of each calendar year, or as soon after December as practicable, Landlord will give Tenant written notice of Additional Rent for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord one-twelfth (1/12) of the Additional Rent; however, if such notice is not given in December, Tenant will continue to pay on the basis of the prior year’s Additional Rent until the month after such notice is given. In the month Tenant first pays Landlord’s new Additional Rent, Tenant will pay to Landlord the difference between the new Additional Rent estimate and the amount payable to Landlord for the prior year’s Additional Rent, for each month which has elapsed since December. If, at any time or times it reasonably appears to Landlord that the amount payable under Section 5.1 above, for the current calendar year will vary from the Additional Rent, Landlord may, by written notice to Tenant, revise the Estimate Operating Expenses for such year, and subsequent payments by Tenant for such year will be based upon Landlord’s reasonably revised estimate.
5.3 Annual Settlement. Within one hundred twenty (120) days after the end of each calendar year or as soon after such one hundred twenty (120) day period as practicable, Landlord will deliver to Tenanta statement of amounts payable under Section 5.1, above, for such calendar year prepared and certified by Landlord. Such certified statement will be final and binding upon Landlord within thirty (30) days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess payment previously made by Tenant for such calendar year, if such statement shows a balance due from Tenant, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement. Tenant may review Landlord’s records of the Operating Expenses, at Tenant’s sole cost and expense, at the place Landlord normally maintains such records during Landlord’s normal business hours.
5.4 Final Proration. If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year and Tenant’s obligation to pay the amount so determined will survive the end of this Lease.
5.5 Other Taxes. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of Landlord and Tenant:
(a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements

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is in Tenant or Landlord;
(b) upon or measured by Rent, including without limitation, any gross income tax or excise tax levied by the Federal government or any other governmental body with respect to the receipt of Rent;
(c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and
(d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
If it is not lawful for Tenant to reimburse Landlord, the Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.
     Tenant will pay promptly when due all personal property taxes on Tenant’s personal property in the Premises and any other taxes payable by Tenant, the non-payment of which might give rise to a lien on the Premises or Tenant’s interest in the Premises.
5.6 Rent Payable. Amounts payable by Tenant as provided herein, will be payable as Rent without deduction or offset. If Tenant fails to pay any amounts due, Landlord will have all the rights and remedies available to it on account of Tenant’s failure to pay Rent.
ARTICLE 6. INSURANCE
6.1 Landlord’s Insurance. At all times during the Term, Landlord will carry and maintain:
(a) fire and extended coverage insurance covering the Project, parking structure(if any), the Building’s equipment and common area furnishings, and leasehold improvements in the Premises to the extent of the Tenant Finish Allowance (as that term is defined in the Work Letter); and
(b) public liability and property damage insurance; and
(c) such other insurance as Landlord determines from time to time.
The insurance coverages and amounts in this Section 6.1 will be determined by Landlord.
6.2 Tenant’s Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant’s expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:
(a) public liability and property damage liability insurance, with a combined single occurrence limit of not less than $3,000,000.00. All such insurance will specifically include without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 21 of this Lease, below; and
(b) insurance covering all of Tenant’s equipment, trade fixtures, appliances, furniture, furnishings and personal property from time to time in, on or upon the Premises, and any leasehold improvements to the Premises in excess of the Tenant Finish Allowance, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this Lease, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, flood, glass breakage and sprinkler leakage. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease ceased under the provisions of Article 18 below, Tenant will be entitled to any proceeds resulting from damage to Tenant’s equipment, trade fixtures, appliances, furniture, furnishings, and personal property, and Landlord will be entitled to all other proceeds; and
(c) workmen’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the workmen’s compensation law of the state in which the Premises are located.
6.3 Forms of the Policies. All policies of insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workmen’s compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insured. Original or copies of original policies (together with copies of the endorsements naming Landlord, and any others specified by Landlord as additional insured) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage liability insurance policies maintained by Tenant will contain a provision that Landlord and any other additional insured will be entitled to recover under such policies for any loss sustained by them, their agents and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after thirty (30) days’ prior written notice to Landlord. All public liability, property damage, liability and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Insurance required to be maintained by Tenant by this Article 6 may be subject to a deductible of up to $1,000.00.

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6.4 Waiver of Subrogation. Except as otherwise provided herein, Landlord and Tenant each waive any and all rights to recover against the other or against any other Tenant or occupant of the Project, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party or of such other Tenant or occupancy of the Project, for any loss or damage to such waiving party arising from any cause covered by any insurance required by such party pursuant to this Article 6 or any other insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Projector the Premises claiming by, under or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.
6.5 Adequacy of Coverage. Landlord, its agents and employees, make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.
ARTICLE 7. USE
The premises will be used only for general office purposes. Tenant will not: do or permit to be done in or about the premises, or bring to, keep or permit to be brought or kept in the Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date, do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building or Project, or injure or annoy them; use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; cause, maintain or permit any nuisance in, on or about the Premises or commit or allow to be committed any waste in, on or about the Premises; construct, excavate, trench, dig, or improve any portion of the common areas of the Project.
ARTICLE 8. REQUIREMENTS OF LAW: FIRE INSURANCE AND HAZARDOUS MATERIALS
8.1 General. At its sole cost and expense Tenant will promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the Date, with the requirements of any board of free underwriters or other similar body constituted now or after the Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use or occupancy of the Premises, excluding requirements of structuralchanges or changes outside the Premises unless related to (a) Tenant’s acts, (b) Tenant’s business, (c) Tenant’s use of the Premises, or (d) improvements made by or for Tenant.
8.2 Hazardous Materials. Tenant will not generate, manufacture, receive, transport from, store, use or dispose of any Hazardous Material in, on or about the Premises or the Project. For the purpose of this Section 8.2, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances,” in the Comprehensive Environmental Response, Compensation and Liability Act of Materials Transportation Act, 49 U.S.C. Section 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and those substances defined as “hazardous wastes” in the Arizona Revised Statues Section 36-3501(16). Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s breach of its obligations under this Section 8.2. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against any and all claims, costs, liabilities and damage, including attorneys’ fees and costs, arising out of or in connection with the removal, cleanup, remediation and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of Tenant’s Hazardous Materials on the premises. Tenant will pay to Landlord upon demand an amount equal to any permanent damage to the real property or buildings. Tenant is liable for all damages under the Law.
     (a) If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of any applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof relating to the protection of human health or the environment (collectively, “Environmental Laws”); or if Tenant should become aware of or receive notice or other communication concerning any factual, alleged, suspected communication concerning any factual, alleged, suspected or threatened liability for a violation of the Environmental Laws in connection with the Property or the past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ or injunction, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.
     (b) Tenant shall not initiate communications with or provide information to any party other than Landlord regarding any hazardous materials without Landlord’s prior written approval, unless required by law or imminent emergency posing a substantial endangerment to human health, in which event Tenant shall provide notice of such communication or disclosure to Landlord as soon as reasonably possible.
8.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or things upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project and fixtures and property in the Project, or (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office

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use of the Project, or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.
ARTICLE 9. ASSIGNMENTS AND SUBLETTING
9.1 General. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the new amount collected to Rent. No assignment, sublease, occupancy or collection will be deemed a waiver of the provisions of this Section 9.1, and acceptance by Landlord of the assignee, subtenant or occupant as Tenant, shall not release Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord’s prior written consent in each instance.
9.2 Landlord’s Right to Recapture. If Tenant desires to assign all or part of this Lease or to sublease all or any portion of the Premises, Tenant will first submit to Landlord the documents described in Section 9.3, below, and will offer in writing, (a) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of money or other consideration for such assignment, or (b) with respect to a prospective sublease, to sublease to Landlord the portion of the Premises involved (“Leaseback Area”) for the term specified by Tenant in its offer and at the lower of (i) Tenant’s proposed sub-rental or (i) the rate of Monthly Rent and Additional Rent then in effect according to this Lease, and on the same terms, covenants and conditions contained under Lease and applicable to the Leaseback Area. The offer will specify the date when the Leaseback Area will be made available to Landlord. That date will not be earlier than thirty (30) days nor later than one hundred eighty (180) days after the date of Landlord’s acceptance of the offer. If an offer of sublease is made, it will also specify the term of the proposed sublease except that if the proposed sublease will result in all or substantially all of the Premises being subleased, then Landlord will have the option to extend the term of the proposed sublease for the balance of the Term of this Lease less one (1) day.
     Landlord will have thirty (30) days from the receipt of the offer either to accept or reject it. If Landlord accepts the offer, Tenant will then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord’s counsel.
     If such a sublease is made to Landlord or its designee, such sublease will expressly:
(a) permit Landlord to make further subleases of all or any part of the Leaseback Area and to make and authorize any and all changes, alterations, installations and improvements in such space as Landlord deems necessary for such subletting, at Landlord’s expense;
(b) provide that Tenant will permit reasonably appropriate means of ingress to and egress from the Leaseback Area at all times;
(c) negate any intention that the estate created under such sublease be merged with any other estate held by Landlord or Tenant;
(d) provide that Landlord will accept the Leaseback Area “as is” except that Landlord, at Tenant’s expense, will perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Premises and to permit lawful occupancy; and
(e) provide that at the expiration of the term of such sublease, Tenant will accept the Leaseback Area as may be reasonably necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.
     Performance by Landlord, or its designee, under a sublease of the Leaseback Area will be deemed performance by Tenant of any similar obligation under this Lease. Tenant will not be liable for any default under this Lease or deemed to be in default under this Lease if such default is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.
9.3 Submission of Information. If Tenant requests Landlord’s consent to a specific assignment or subletting, Tenant will submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant, (b) a counterpart of the proposed agreement of assignment or sublease, (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space, and (d) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.
9.4 Consent Not to be Unreasonably Withheld. If Landlord does not accept Tenant’s offer within thirty (30) days after receipt of it, as provided in Section 9.2, above, then Landlord will not unreasonably withhold or delay its consent to Tenant’s request for consent to such specific assignment or sublease if the conditions in Section 9.3, above, and all of the following conditions are satisfied:
     (a) The proposed transferee is at least as credit worthy as Tenant when Tenant entered into this Lease, and satisfied Landlord’s then-current credit standards for tenants of the Building, and in Landlord’s opinion has the financial strength and stability to perform all obligations under this Lease to be performed by Tenant as and when they fall due.

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(b) The proposed transferee will make use of the Premises which in Landlord’s opinion (i) is lawful, (ii) is consistent with the permitted use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants of a first class office building, (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other Tenant or proposed Tenant in the Project, (v) will not increase the likelihood of damage or destruction, (vi) will not increase the rate of wear and tear to the Premises, Building common facilities, or Project, (vii) will not likely cause an increase in insurance premiums for insurance policies applicable to the Project, and (viii) will not require Tenant improvements incompatible with then existing Building or Project systems and components.
(c) Tenant pays Landlord’s reasonable attorneys’ fees and costs incurred in connection with negotiation, review and processing of the transfer, plus a processing fee not to exceed $500,00 for each such request.
(d) Landlord is paid any increase in the Security Deposit required by Landlord and permitted by law.
(e) The proposed transferee has demonstrated to the reasonable satisfaction of Landlord that it has good character, moral stability and good reputation in the general business community.
(f) At the time of the proposed transfer, there is no Event of Default under this Lease.
(g) The proposed transferee is not a tax-exempt entity as defined in the Internal Revenue Code of 1986, as amended.
(h) At least 75% of the Rentable Area of the Building is leased to paying tenants.
(i) The transfer will not otherwise have or cause a material adverse impact on Landlord’s interests, the Building, the Premises or the Project.
(j) If Landlord consents to the proposed assignment or sublease, Tenant complies with the further provisions of Sections 9.5 and 9.6, below.
Tenant shall have the burden of demonstrating that each of the foregoing conditions is satisfied.
9.5 Form of Assignment or Sublease. If Landlord consents to a proposed assignment or sublease, Landlord will give Tenant’s form of assignment or sublease, as the case may be, which is acceptable to Landlord and will provide, among other things, that Tenant will remain liable under this Lease. Any sublease will provide, among other things, that the subtenant will comply with all applicable terms and conditions of this Lease. Any assignment will contain, among other things, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform. Landlord’s consent will not be effective unless and until Tenant (a) delivers to Landlord an original duly executed assignment or sublease, as the case may be, in the form provided by Landlord, and (b) pays Landlord the amounts required under Section 9.4(c), above.
9.6 Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to: (a) any rent or other consideration paid to Tenant by any proposed transferee which (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alteration costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space which is then being paid by Tenant to Landlord pursuant to this Lease; and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment. All such sums payable will be payable to Landlord at the time the next payment of Monthly Rent is due.
9.7 Prohibited Transfers.
(a) Tenant will not offer to assign the Lease or sublet the Premises at a rate of Rent lower than that which is then being paid by Tenant to Landlord.
(b) The transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant of this Lease or a majority of the total interest in any partnership Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord’s consent in each instance. For purposes of this Article 9, the transfer of outstanding capital stock of any corporate Tenant will not include any sale of such stock by persons (other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended) effected through “over-the-counter-market” or through any recognized stock exchange.
9.8 Permitted Transfer. Subject to Sections 9.5, 9.6 and 9.10, Landlord consents to an assignment of this Lease, or sublease of all or part of the Premises, to a wholly-owned subsidiary of Tenant or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated.
9.9 Limitation on Remedies. Tenant will not be entitled to make, nor will Tenant make, any claim, and Tenant by this Section 9.9 waives any claim, for money damages (nor will Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Section. Tenant’s sole remedy will be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgment.

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9.10 Consent of Mortgage. Any transfer for which consent is required of any party having a mortgage, deed of trust or other encumbrance on, or of any lessor under any ground or underlying lease of, all or any part of the Project shall not be effective unless and until such consent is given.
ARTICLE 10. RULES AND REGULATIONS.
     Tenant and its employees, agents, licensees and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit “D”. Landlord may from time to time reasonably amend, delete or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness and care of the Premises, the Building, and the Project, and the comfort, quiet enjoyment and convenience of occupants of the Project. Modifications or additions to the rules and regulations will be effective upon notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies which this Lease provides for default by Tenant, and will, is addition, have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violations such rules and regulations by any other Tenant, its employees, agents, visitors or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.
ARTICLE 11. COMMON AREAS
     As used in this Lease, the term “common areas” means, without limitation, the hallways, entryways, parking areas, driveways, walkways, terraces, loading areas, trash facilities and all other areas and facilities in the Project which are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other tenants of the Project and their respective employees, invitees, licensees or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance notice to Tenant (except with respect to matters covered by Subsection (a) below) and without any liability to Tenant in any respect, Landlord will have the right to:
     (a) establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas;
     (b) close off any of the common areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas, provided such closure does not deprive Tenant of the substantial benefit and enjoyment of the Premises;
     (c) temporarily close any of the common areas for maintenance, alteration or improvement purposes;
     (d) select, appoint or contract with any person for the purpose of operating and maintaining the common areas, on such terms and conditions as Landlord deems reasonable;
     (e) change the size, use, shape or nature of any such common areas, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the Premises. So long as Tenant is not thus deprived of the substantial use and benefit of the Premises, Landlord will also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of any concourse, parking spaces, toilets or other public conveniences in the Project, without incurring any liability to Tenant or entitling Tenant to any abatement of rent and such action will not constitute an actual or constructive eviction of Tenant; and
     (f) erect one or more additional building on the common areas, expand the existing Building or other buildings to cover a portion of the common areas, convert common areas to a portion of the Building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Building or common areas of the Building or Project, Landlord may make an appropriate adjustment in the Rentable Area of the Building or the Building’s pro rata share of exterior common areas of the Project, as appropriate, and a corresponding adjustment to Tenant’s Share of the Operating Expenses payable pursuant to Article 5 of this Lease, above.
ARTICLE 12. LANDLORD’S SERVICES
12.1 Landlord’s Repair and Maintenance. Landlord will maintain, repair and restore the common areas of the Project, including lobbies, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building in reasonably good order and condition.
12.2 Landlord’s Services. Landlord will furnish the Premises with: (i) heat and air conditioning equipment in good condition with sufficient capacity required for the comfortable occupation of the Premises; (ii) lighting replacement (for building standard lights) during Business Hours; (iii) restroom supplies; (iv) window washing with reasonable frequency; and (v) daily cleaning service on weekdays, in the manner that such services are customarily furnished in comparable office buildings. Landlord may provide, but will not be obligated to provide, any such services on Holidays and weekends.
     Landlord will not be in default under this Lease or be liable for any damages directly or indirectly resulting from, nor will the Rent be abated by reason of (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of such services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control for Landlord or by the making of necessary repairs or improvements to the Premises, the Building, or the Project, (3) the limitation, curtailment, rationing or restrictions or use of water,

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electricity, gas or other form of energy serving the Premises, the Building, or the Project. Landlord will use reasonable efforts to remedy diligently any interruption in the furnishing of such services.
     The term “Business Hours” means 7:00 a.m. to 6:00 p.m. on Monday through Friday, except Holidays (as that termis defined below), and 8:00 a.m. to 12:00 noon on Saturdays, except Holidays. The term “Holidays” means New Year’s Day; Martin Luther King, Jr. Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; Christmas Day and such other national holidays as may be established after the Date by the United States Government.
12.3 Tenant’s Costs. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the air conditioning system. Landlord will have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications will be borne by Tenant. Tenant will also pay as Additional Rent the cost of providing all cooling energy to the Premises in excess of that required for normal office use or during hours requested by Tenant when air conditioning is not otherwise furnished by Landlord. Tenant will bear the cost of replacement bulbs or tubes for all non-building standard light fixtures.
12.4 Limitation on Liability. Landlord will not be liable to Tenant or any other person, for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, cleaning, lighting, security, surges or interruptions of electricity, or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord reserves the right temporarily to discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable. Landlord’s compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant, or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s sole opinion, Landlord will have the right to prevent access to the Building or Project during he continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including, without limitation, locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant’s obligations under this Lease.
ARTICLE 13. TENANT’S CARE OF THE PREMISES
     Tenant will maintain the Premises (including Tenant’s equipment, personal property and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excluded. Tenant will immediately advise Landlord of any material damage to the Premises or the Project. All damage or injury to the Premises, or the Project, or the fixtures, appurtenances and equipment in the Premises or the Project which is caused by Tenant, its agents employees, or invitees, may be repaired, restored or replaced by Landlord, at the expense of Tenant and such expense (plus fifteen percent (15%) of such expense for Landlord’s overhead) will be collectible as Additional Rent and will be paid by Tenant within ten (10) days after delivery of a statement for such expense.
ARTICLE 14. ELECTRICAL SERVICES
     Tenant acknowledges and agrees that this Lease is intended to be “full service” and that it shall be Landlord’s responsibility to secure electrical services for the premises and to pay all costs associated therewith, including deposits, hook up charges and ongoing service charges. All costs involved in providing electrical service shall be included in the operating expenses pursuant Article 5 above and is an uncontrollable expense.
ARTICLE 15. ALTERATIONS.
15.1 General. During the Term, Tenant will not make or allow to be made any material alterations, additions or improvements to or of the Premises or any part of the Premises, or attach any fixtures or equipment to the Premises, without first obtaining Landlord’s written consent. All such alterations, additions and improvements consented to by Landlord, and capital improvements which are required to be made to the Project as a result of the nature of Tenant’s use of the Premises, which consent shall not be un reasonably withheld:
     (a) Will be performed by contractors and subject to conditions specified by Landlord (which may include requiring the posting of a mechanic’s or material man’s lien bond); and
     (b) At Landlord’s option, will be made by Landlord for Tenant’s account, and Tenant will reimburse Landlord for their costs (including fifteen percent (15%) for Landlord’s overhead) within ten (10) days after receipt of a statement of such cost. Subject to Tenant’s rights in Article 17, below, all alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord will immediately become Landlord’s property, and at the end of the Term will remain on the Premises without compensation to Tenant.
15.2 Free-Standing Partitions. Tenant will have the right to install free-standing work station partitions, without Landlord’s prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required Landlord will not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays will be part of Tenant’s trade fixtures for all purposes under this Lease.

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15.3 Other Charges. Tenant acknowledges that any alterations, additions and improvements to the Premises (including without limitation installation or relocation of partitions) may affect the heating, cooling, power, lighting and other systems in the Project and any increased cost attributable to such changes will be payable by Tenant to Landlord as Additional Rent.
15.4 Removal. By notice given to Tenant no less than thirty (30) days prior to the Expiration Date, Landlord may either:
     (a) require that Tenant remove any or all alterations, additions, fixtures and improvements which are made in or upon the Premises pursuant to this Article 15. In that event, prior to the Expiration Date, Tenant will remove such alterations, additions, fixtures and improvements at Tenant’s sole cost and will restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements and additions were made, reasonable wear and tear excepted; or
     (b) enter the Premises (without any liability for an actual or constructive, partial or total, eviction or any other claim or offset) remove any or all alterations, additions, fixtures and improvements made pursuant to this Article 15 at Tenant’s expense; however, Landlord will not enter the Premises in order to effect such removal more than thirty (30) days before the Expiration Date.
If Landlord does not so notify Tenant, Landlord may remove such alterations, fixtures, additions, and improvements after the end of the Term at Tenant’s cost.
ARTICLE 16. MECHANICS’ LIENS
     Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises; and the Project free, clear and harmless of and from all mechanic’s liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises, or any part of the Project, Tenant will cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such ten (10) day period, security reasonably satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics’ lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys’ fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord subject Landlord’s interest in the Project to liability under any mechanics’ or other lien law. If Tenant received notice that a lien has been or is about to be filed against the Premises or the Project or any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including but not limited to, any material maintenance, repairs, alterations, additions, improvements or installations) in or to the premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices on the Premises in order to protect the Premises against any such liens.
ARTICLE 17. END OF TERM
     At the end of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; Tenant will not remove any trade fixtures or equipment without Landlord’s prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixture or equipment will result in impairing the structural strength of the Building. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord has requested in accordance with Article 15. above, Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements. All trade fixtures, equipment, furniture inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including, but not limited to, the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.
ARTICLE 18. EMINENT DOMAIN
     If all the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease will terminate on a date (the “termination date”) which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than twenty-five percent (25%) of the Rentable Area of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Monthly Rent will be abated in the proportion of the Rentable Area of the Premises so taken to the Rentable Area of the Premises immediately before such taking, and Tenant’s Share will be appropriately recalculated. If all or substantially all of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given thirty (30) days after the termination date. In the event of any such taking, the entire award will be paid to Landlord and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a separate action and so long as Landlord’s award is not reduced by such claim: for (i) Tenant’s moving expenses; (ii) leasehold improvements owned by Tenant; (iii) any other award established solely for the benefit of Tenant.

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ARTICLE 19. DAMAGE AND DESTRUCTION
     If the Premises or the Building are damaged by fire or other insured casualty, Landlord will give Tenant notice of the time which will be needed to repair such damage, as determined by Landlord in its sole discretion, and the election (if any) which Landlord has made according to this Article 19. Such notice will be given before the forty-fifth (45th) day (the “Notice Date”) after the fire or other insured casualty. If more than 25% of the rentable area is damaged as to be unrentable, then Tenant may cancel Lease.
     (a) If the Premises or the Building are damaged by fire or other insured casualty to an extent which may be repaired within ninety (90) days after the commencement of repair, as determined by Landlord, Landlord will begin to repair the damage within ninety (90) days after the notice date and will diligently pursue the completion of such repair. In such event, this Lease will continue in full force and effect except that Monthly Rent will be abated on a pro rata basis from the date of the fire or other insured casualty until the date of the completion of such repairs (the “repair period”) based on the Rentable Area of the portion of the Premises the use of which Tenant is deprived of during the repair period.
     (b) If the Premises or the Building are damaged by fire or other insured casualty to an extent which may not be repaired within ninety (90) days after the commencement of repair, but may be repaired within one hundred eighty (180) days after the commencement of repair, as determined by Landlord, then, at Landlord’s option, Landlord will diligently pursue to repair such damage within one hundred eight (180) days after the notice date. If Landlord elects to repair such damage, Monthly Rent will be abated on a pro rata basis during the repair period based on the Rentable Area of the portion of the Premises the use of which Tenant is deprived during the repair period. If Landlord does not elect to repair such damage, this Lease will terminate on the notice date.
     (c) If the Premises or the Building are damaged by fire or other insured casualty to an extent which may not be repaired within one hundred eighty (180) days after the commencement of repair, as determined by Landlord, then (i) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (ii) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within ten (10) days after Landlord’s delivery of a notice that the repairs cannot be made within such one hundred eighty (180) day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will repair the Building and Premises and Monthly Rent will be abated on a pro rata basis during the repair period based on the Rentable Area of the portion of the Premises the use of which Tenant is deprived during the repair period.
     (d) If the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date. If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agent, contractors, employees, or invitees, there will be no abatement of Monthly Rent as otherwise provided for in this Article 19.
Tenant waives any rights conferred by statute or otherwise on account of any damage to the Premises, the Building, or the Project, to the extent that those rights are inconsistent with Tenant’s rights under this Article 19.
ARTICLE 20. SUBORDINATION AND ATTORNMENT
20.1 General. This Lease and Tenant’s rights under this Lease are subject and subordinate to any ground or underlying lease, first mortgage, indenture, first deed of trust or other first lien encumbrance, together with any renewals, extensions, modifications, consolidations and replacements of such first lien encumbrance, now or after the Date affecting or placed, charged or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord’s interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument will expressly provide that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, any ground or underlying lessor or any mortgagee, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge and deliver any such document within twenty (20) days after written demand, Landlord, its successors and assigns will be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant by this Section 20.1 constitutes and irrevocably appoints Landlord, its successors and assigns as Tenant’s attorney-in-fact to execute,acknowledge and deliver any and all documents described in this Section 20.1 for and on behalf of Tenant, as provided in this Section 20.1.
20.2 Attornment. Tenant agrees that in the event that any holder of any ground or underlying lease, mortgage, deed of trust, or other encumbrance encumbering any part of the Project succeeds to landlord’s interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, land or ground lease, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the term or provisions of this Lease. Such successor in interest will not be bound by (i) any payment of Monthly Rent or Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any amendment or modification of this Lease made without the written consent or such trustee, beneficiary, holder or owner or such successor in interest. Upon request by such successor in interest and without cost to Landlord or such successor in interest Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge and deliver any such document within twenty (20) days after written demand, such successor in interest will be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant, and in such event, Tenant by this Section 20.2 constitutes and irrevocably appoints such successor in interest as Tenant’s attorney-in-fact to execute, acknowledge and deliver any and all documents described in this Section 20.2 for and on behalf of Tenant, as provided in this Section 20.2.

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ARTICLE 21. ENTRY BY LANDLORD
     Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency or at reasonable hours to:
(a)	inspect the Premises;

(b)	exhibit the same to prospective purchasers, lenders or tenants;

(c)	determine whether Tenant is complying with all its obligations in this Lease;

(d)	supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

(e)	post notices of non-responsibility or similar notices; or

(f)	make repairs required of Landlord under the terms of this Lease or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; however, all such work will be done as promptly as reasonably possible and so to cause as little interference to Tenant as reasonably possible.
     Tenant, by this Article 21, waives any claim against Landlord, its agents, employees or contractors for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord will at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means which Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any means permitted under this Article 21 will not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Rent, Additional Rent, or other charges which this Lease requires Tenant to pay.
ARTICLE 22. INDEMNIFICATION, WAIVER AND RELEASE
22.1 Indemnification. Tenant will neither hold nor attempt to hold Landlord or its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including, without limitation, attorneys’ fees) incurred in connection with or arising from:
     (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;
     (b) any activity, work or thing done, permitted or offered by Tenant in or about the Premises or the Project;
     (c) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person;
     (d) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees agents, contractors, invitees or visitors of Tenant or any such person or any term, covenant or provision of this Lease of any law, ordinance or governmental requirement of any kind; or
     (e) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Premises or the Project under the express or implied invitation of Tenant except for any injury or damage to persons or property on the Premises which is proximately caused by or results proximately from the negligence or deliberate act of Landlord or its employees.
     If any action of proceeding is brought against Landlord or its employees by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon notice from Landlord, will defend the same at Tenant’s expense with counsel reasonably satisfactory to Landlord.
22.2 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 22.2, waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Except for any damage or injury to person or property on the Premises, which is proximately caused by or results proximately from the negligence or deliberate act of Landlord or its employee, Tenant covenants and agrees that Landlord and its employees will not at any time or to any extent whatsoever be liable, responsible, or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant’s business occasioned by any acts or omissions of any other Tenant, occupant or visitor of the Project, or from any cause, either ordinary or extraordinary, beyond Landlord’s control.
ARTICLE 23. SECURITY DEPOSIT
Tenant has deposited the Security Deposit with Landlord as security for the full, faithful and timely performance of every provision of the Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited

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to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent, or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used, applied, or retained, Tenant will, within five (5) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord will not be required to keep the Security Deposit separate from its general funds and Tenant will not be entitled to interest on the Security Deposit. The Security Deposit will not be deemed a limitation on Landlord’s damages or a payment of liquidated damages or a payment of the Monthly Rent due for the last month of Term. If Tenant fully, faithfully and timely performs every provision of this Lease to be performed by it, the Security Deposit or any balance of the Security Deposit will be returned to Tenant within sixty (60) days after the expiration of the term. Landlord may deliver the funds deposited under this Lease by Tenant to the purchaser of the Building in the event the Building is sold, and after such time, Landlord will have no further liability to Tenant with respect to the Security Deposit.
ARTICLE 24. QUIET ENJOYMENT
Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent, and observes and performs all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peacefully and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease and Tenant’s possession will not be disturbed by anyone claiming by, through or under Landlord.
ARTICLE 25. EFFECT OF SALE
A sale, conveyance or assignment of the Building or the Project which includes an assumption of Landlord’s obligations to Tenant hereunder, will operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those liabilities which arose prior to such effective date, and after the effective date of such sale, conveyance or assignment, Tenant will look solely to Landlord’s successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord’s successor in interest to this Lease.
ARTICLE 26. DEFAULT
26.1 Events of Default. The following events are referred to collectively as “Events of Default,” or individually, as an “Event of Default”:
     (a) Tenant defaults in the due and punctual payment of Rent, and such default continues for five (5) days after written notice from Landlord; however, Tenant will not be entitled to more than one (1) notice for monetary defaults during any twelve (12) month period, and if, after such notice, any Rent is not paid when due, an Event of Default will be considered to have occurred without further notice.
     (b) Tenant vacates or abandons the Premises;
     (c) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon subject to any attachment at the instance for any creditor or claimant against Tenant, and said attachment is not discharged or disposed of within fifteen (15) days after its levy;
     (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy law or insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;
     (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceedings is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;
     (f) Tenant fails to take possession of the Premises on the Commencement Date of the Term; or
     (g) Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after written notice from Landlord to Tenant; or if such breach cannot be cured reasonably within such thirty (30) day period and Tenant fails to commence to cure such breach within thirty (30) days after notice from Landlord or fails to proceed diligently to cure such breach within a reasonable time period thereafter.
     26.2 Landlord’s Remedies. If any one or more Events of Default set forth in Section 26.1 above, occurs, then Landlord has the right, at its election:
     (a) to give Tenant written notice of Landlord’s intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant’s right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant’s liability, as if the expiration of the term fixed in such notice were the end of the Term; or
     (b) without further demand or notice, to re-enter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such

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force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any proceeding breach of covenants or conditions; or
     (c) without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, attorneys’ fees and interest on the amount so advanced at the rate set forth in Section 28.21, below, provided that Landlord will have no obligation to cure any such Event of Default of Tenant. Should Landlord elect to reenter as provided in subsection (b), above, or should Landlord take possession pursuant to any notice provided by law, Landlord may from time to time, without terminating this Lease, re-let the Premises or any part of the Premises in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to re-let the Premises, or any part of the Premises, for any failure to collect any Rent due upon such re-letting. No such re-entry or taking possession of the Premises by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry or re-letting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.
26.3 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in Section 26.2(a) above, but on the contrary, elects to take possession as provided in Section 26.2(b), above, Tenant will pay to Landlord: (i) Monthly Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less; (ii) the net proceeds, if any, of any re-letting of the Premises after deducting all of Landlord’s reasonable expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, alteration and repair costs and expenses of preparation for such re-letting. If, in connection with any re-letting, the new lease term extends beyond the existing Term, or the premises covered by such new lease, include other premises not part of the Premises, a fair apportionment of the rent received for such re-letting and the expenses incurred in connection with such re-letting as provided in this Section will be made in determining the net proceeds from such re-letting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day which the Monthly Rent would have been payable under this Lease if possession had not been retaken and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.
26.4 Continuing Liability After Termination If this Lease is terminated on account of the occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to Monthly Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any re-letting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s expenses in connection with such re-letting, including, but without limitation, the expenses enumerated in Section 26.3, above. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for losses of the bargain and not as a penalty:
     (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;
     (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
     (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Lease (had the same not ben so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided or,
     (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
     “The worth at the time of award” of the amounts referred to in clauses (i) and (ii), above, is computed by adding interest at the per annum interest rate described in Section 28.21, below, on the date on which this Lease is terminated from the date of termination until the time of award. “The worth at the time of award” of the amount referred to in clause (iii), above, is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Denver at the time of award plus one percent (1%).
26.5 Cumulative Remedies. Any suit or suits for recovery of the amounts and damages set forth in Sections 26.3 and 26.4, above, may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise. The prevailing party shall be entitled to recover its attorney’s fees (including those of in-house counsel) and costs whether or not suit is brought.
26.6 Waiver of Redemption. Tenant waives any right of redemption arising as a result of Landlord’s exercise of its remedies under this Article 26.

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ARTICLE 27. PARKING
Tenant will be entitled to use the Parking Spaces during the Term subject to the rules and regulations set forth below and any amendments or additions to them as may be done by Landlord from time to time during the Lease term.
Landlord shall provide free of charge 4/1000 parking spaces for the Lease term. Visitor parking will be available for use by Tenant’s invitees. Tenant shall have the right during the term of this Lease, on a first come first serve basis and provided the parking spaces are available, to lease (4) covered reserved parking spaces at Thirty-five and no/100 Dollars ($35.00) per space. Tenant shall have the right during the term of this Lease to park forty-nine (49) cars in the uncovered unreserved parking areas of the building.
ARTICLE 28. MISCELLANEOUS
28.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant.
28.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, notice to, notice from, refund to, or signature of, any signatory to this Lease(including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signature had so acted, or received or given the notice or refund, or signed.
28.3 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.
28.4 Time of the Essence. Time is of the essence of each and every provision of this Lease.
28.5 No Recordation. Tenant’s recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.
28.6 No Waiver. The waiver by Landlord of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice which may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.
28.7 Estoppel Certificate. At any time and from time to time, but within ten (10) days after prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification, (b) the date, if any to which rent and other sums payable under this Lease have been paid, (c) that no notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust on the building or any part of the Project. Tenant’s failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.
28.8 Waiver of Jury Trial. Landlord and Tenant by this Section 28.8, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.
28.9 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option under this Section 28.9 will be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.
28.10 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earliest of (i) thirty (30) days’ prior written notice or (ii) the earliest date permitted by law. In such event, Monthly Rent will be increased to an amount equal to double the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease.
28.11 Notices. Any notice, request, demand, consent, approval or other communications required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered or deposited in any depository regularly

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maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1, above. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days’ prior written notice of such change to the other party in the manner prescribed in this Section 28.11.
28.12 Severability. If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision will be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
28.13 Written Amendment Required. No amendment, alteration, modification of or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant’s rights and obligations under this Lease.
28.14 Entire Agreement. This Lease, the Exhibits and Addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.
28.15 Captions. The captions of the various Articles and Sections of this Lease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles or Sections.
28.16 Notice of Landlord’s Default. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord’s default and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a thirty (30) day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrances on the Building or Project of which Tenant has been notified in writing, and any such holder will also have the same time periods to cure such alleged default.
28.17 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the Board of Directors, or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.
28.18 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Broker names in Article 1, above, of any, (the “Broker”). Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the Broker. Landlord will pay any fees or commission due the Broker.
28.19 Governing Law. This Lease will be governed by and construed pursuant to the laws of the State in which the Project is located.
28.20 Force Majeure. Landlord will have no liability to Tenant nor will Tenant have any right to terminate this Lease or abate Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord’s failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord’s reasonable control, including without limitation, strikes or other labor difficulties, inability to obtain necessary governmental permits and approvals (including scarcity of materials, war, riot, civil insurrection, accidents, acts of God and governmental preemption in connection with a national emergency.
28.21 Late Payments. Any payment of Rent, including Monthly Rent, which is not received within five (5) days after it is due will be subject to a late charge equal to five percent (5%) of the unpaid payment, or $ 100.00, whichever is greater. This amount is in compensation of Landlord’s additional cost of processing late payments. In addition, any Rent which is not paid when due, including Monthly Rent, will accrue interest at a late rate charge of the Prime Rate plus five percent (5%) per annum (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.
28.22 No Easements for Air or Light. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.
28.23 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord’s demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will designate those items for which Landlord will claim tax credits and depreciation; Tenant will be entitled to any remaining tax credits and depreciation for leasehold improvements not designated by Landlord.
28.24 Relocation of the Premises. Landlord reserves the unrestricted and unconditional right to relocate the Premises to substantially comparable space within the Project. Landlord will give Tenant a written notice of its intention to relocate the Premises, and Tenant will complete such relocation within thirty (30) days after receipt of such written notice. If the furnishings of the space to which Landlord proposes to relocate Tenant are not substantially the same as those of the Premises, or if the Monthly Rent of the new space is not substantially the same as the prior Monthly Rent, Tenant may so notify Landlord, and if Landlord fails to offer space satisfactory to Tenant, Tenant may terminate this Lease effective as of the thirtieth (30th) day after Landlord’s initial notice. If Tenant does relocate within the Project, then effective on the day of such relocation, this Lease will be amended by deleting the description of the original Premises, and substituting for it a description of such comparable space.

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Landlord agrees to reimburse Tenant for its actual moving costs and other costs directly incident to Tenant’s relocation to such other space within the Project, to the extent such costs are reasonable.
28.25 Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statement. Landlord will not disclose any aspect of Tenant’s financial statements which Tenant designates to Landlord as confidential except (a) to Landlord’s lenders or prospective purchasers of the Project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.
28.26 Landlord’s Fees. Whenever Tenant requests Landlord, in writing, to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys’, engineers or architects’ fees, within ten (10) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
28.27 Binding Effect. The covenants, conditions and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

LANDLORD:	TENANT:
IDS LIFE INSURANCE	GO DADDY SOFTWARE, INC.
a Minnesota Corporation	a Arizona corporation

By: /s/ [ILLEGIBLE]	By: /s/ [ILLEGIBLE]
Mark McMullen	Bob Parsons

Its: Director — Asset Management	Its: President

Date:01/09/02	Date: 12/29/01

Landlord’s Initials	Tenant’s Initials
/s/ [ILLEGIBLE]

EXHIBIT A

Landlord’s Initials	Tenant’s Initials
/s/ [ILLEGIBLE]

EXHIBIT B
LEGAL DESCRIPTION OF THE LAND
PARCEL NO. 1:
That portion of the Northwest quarter of the Southwest quarter of Section 12, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more fully described as follows:
COMMENCING at the West quarter corner of said Section 12, also being the TRUE POINT OF BEGINNING;
THENCE South 00 degrees 37 minutes 13 seconds West, a distance of 247.03 feet;
THENCE South 89 degrees 22 minutes 47 seconds East, a distance of 132.82 feet;
THENCE along a tangent curve to the right with a central angle of 29 degrees 54 minutes 30 seconds, a radius of 94.88 feet and whose center bears South 00 degrees 37 minutes 13 seconds West for a curve distance of 49.53 feet;
THENCE South 59 degrees 28 minutes 17 seconds East, a distance of 327.03 feet;
THENCE along a tangent curve to the left with a central angle of 30 degrees 10 minutes 16 seconds, a radius of 137.80 feet and whose center bears North 30 degrees 31 minutes 43 seconds East, a distance of 72.56 feet;
THENCE South 89 degrees 38 minutes 33 seconds East, a distance of 56.77 feet;
THENCE North 89 degrees 23 minutes 57 seconds West, a distance of 3.50 feet;
THENCE South 00 degrees 36 minutes 03 seconds West, a distance of 98.73 feet;
THENCE South 89 degrees 38 minutes 33 seconds East, a distance of 8.24 feet;
THENCE South 00 degrees 36 minutes 03 seconds West, a distance of 30.00 feet;
THENCE South 89 degrees 38 minutes 33 seconds East, a distance of 660.90 feet;
THENCE North 00 degrees 34 minutes 53 seconds East, a distance of 661.50 feet;
THENCE North 89 degrees 38 minutes 18 seconds West, a distance of 1321.22 feet to the TRUE POINT OF BEGINNING.
PARCEL NO. 2:
An easement for ingress and egress and access as created and more particularly described in that certain “Reciprocal Easement Agreement” recorded October 15, 1993, in Document No. 93-0706110, Maricopa County Records and re-recorded May 18, 1995, in Document No.
95-0284301, Maricopa County Records, over, upon and across the following described property:
That portion of the Northwest quarter of the Southwest quarter of Section 12, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more fully described as follows:
COMMENCING at the West quarter corner of said Section 12;
THENCE South 89 degrees 38 minutes 18 seconds East along the East-West mid-section line of said Section 12, a distance of 92.86 feet;
THENCE along a non-tangent curve to the left with a central angle of 06 degrees 05 minutes 51 seconds, a radius of 2345.00 feet and whose center bears South 79 degrees 04 minutes 06 seconds East for a curve distance of 249.56 feet to the TRUE POINT OF BEGINNING of a 24 feet wide easement for ingress and egress, being 12 feet parallel and perpendicular on either side of the following described line;
THENCE South 89 degrees 22 minutes 47 seconds East, a distance of 71.48 feet;
THENCE along a tangent curve to the right with a central angle of 29 degrees 54 minutes 30 seconds, a radius of 94.88 feet and whose center bears South 00 degrees 37 minutes 13 seconds West for a curve distance of 49.53 feet;
THENCE South 59 degrees 28 minutes 17 seconds East, a distance of 327.03 feet;
THENCE along a tangent curve to the left with a central angle of 30 degrees 10 minutes 16 seconds, a radius of 137.80 feet and whose center bears North 30 degrees 31 minutes 43 seconds East, a distance of 72.56 feet;
THENCE South 89 degrees 38 minutes 33 seconds East, a distance of 56.77 feet;
THENCE South 36 degrees 01 minutes 44 seconds East, a distance of 111.00 feet;
THENCE North 89 degrees 23 minutes 57 seconds West, a distance of 3.50 feet;
THENCE South 00 degrees 36 minutes 03 seconds West, a distance of 98.73 feet to the terminus on the North line of a 30 feet wide right of way for Evans Road.

Landlord’s Initials	Tenant’s Initials
/s/ [ILLEGIBLE]

EXHIBIT C
TENANT IMPROVEMENTS

INTERIOR IMPROVEMENTS:	As provided for and set forth in Article 3, Section 3.2 of the Lease and as shown on Exhibit A, Landlord will provide Tenant, at Landlord’s expense, with a tenant improvement allowance (the “Allowance”) for the Premises in an amount not to exceed Nineteen Thousand Five Hundred Seventy and no/100 Dollars ($ 19,570.00), to complete the remodel of the Premises. Any changes, alterations or additions will be at Tenant’s expense. Any unused portion of the Allowance shall accrue to Landlords account.

Landlord’s Initials	Tenant’s Initials
/s/ [ILLEGIBLE]

EXHIBIT D
RULES AND REGULATIONS
1. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, furnishings or contents of the Building, and Tenant will comply with the Landlord’s reasonable requirements relative to such systems and procedures.
2. The sidewalks, halls, passages, exits and entrances of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits and entrances are not for the general public, and Landlord will in all cases retain the right to control and prevent access to such halls, passages, exits and entrances, of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character reputation and interests of the Building and its tenants, provided that nothing contained in these Rules and Regulations will be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No Tenant and no employee or invitee of any Tenant will go upon the roof of the Building except such roof or portion of such roof as may be contiguous to the premises of a particular Tenant.
3. No sign, placard, picture, name, advertisement or notice visible from the exterior of Tenant’s Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord. Other than draperies expressly permitted by Landlord and building standard mini-blinds, material visible from outside the Building will not be permitted. In the event of the violation of this Rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this Rule.
4. Other than draperies expressly permitted by Landlord and building standard mini-blinds, no curtains, draperies, blinds, shutters, shades screens or other coverings, hangings or decorations will be attached to, hung or placed in, or used in connection with any window of the Building or the Premises.
5. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building will not be covered or obstructed by any Tenant, nor will any bottles, parcels, or other articles be placed on any window sills.
6. No show cases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.
7. No Tenant will occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor or narcotics, in any form, or as barber or manicure shop or as a public employment bureau or agency, or for a public finance (personal loan) business. No Tenant will permit the Premises to be used for lodging or sleeping or for any immoral or illegal purpose. No Tenant will use or permit the use of the Premises in any manner which involves the unusual risk of injury to any person. No Tenant will engage or pay any non-salaried employees on the Premises, except those actually working for Tenant on the Premises. No Tenant will advertise for laborers giving an address of the Building. No cooking will be done or permitted by any Tenant on the Premises, except in areas of the Premises that are specifically constructed for cooking and except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.
8. No Tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for the purpose of cleaning it. No Tenant will cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Should Tenant’s actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses. Janitorial service will not be furnished on nights to offices which are occupied after Business Hours on those nights unless, by prior written agreement of Landlord and Tenant, service is extended to a later hour for specifically designated offices.
9. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be home by the Tenant who, or whose servants, employees, agents visitors or licensees, caused the same.
10. No Tenant will in any way deface any part of the Premises or the Building of which they form a part. Without the prior written consent of Landlord, no Tenant will lay linoleum, or other similar floor covering, so that the same will come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt will be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited. In those portions of the Premises where carpet has been approved directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpel casters.
11. No Tenant will alter, change, replace or re-key any lock or install a new lock or a knocker on any door of the Premises, Landlord, its agents or employees, will retain a pass (master) key to all door locks on the Premises. Any new door locks required

Landlord’s Initials	Tenant’s Initials
/s/ [ILLEGIBLE]

by Tenant or any change in keying of existing locks will be installed or changed by Landlord following Tenant’s written request to Landlord and will be at Tenant’s expense. All new locks and re-keyed locks will remain operable by Landlord’s pass (master) key. Landlord will furnish each Tenant, free of charge, with two (2) keys to each door lock on the Premises. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any Tenant. Each Tenant, upon termination of its tenancy, will deliver to Landlord all keys for the Premises and Building which have been furnished to such Tenant.
12. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of Building security during all moving operations, and will be liable for all losses and damages sustained by any pan as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designed by Landlord, and Landlord will not be responsible for the loss or damage of any such property unless such loss or damage results from negligence of Landlord, its agents or employees.
13. No Tenant will use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in such Tenant’s normal operations in the Premises. Without Landlord’s prior written approval, no Tenant will use any method of heating or air conditioning other than that supplied by landlord. No Tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business in the Building. No Tenant will be permitted to place or install any object (including, without limitation, radio and television antenna, loud speakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.
14. Landlord will have the right, exercisable upon notice and without liability to any Tenant, including Tenant, to change the name and street address of the Buildings or Office Park.
15. Landlord will have the right to prohibit any advertising by Tenant mentioning the Building, which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.
16. Tenant will not bring any animals or birds into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.
17. All persons entering or leaving the Building between the hours of 6 p.m. and 7 a.m. Monday through Friday, and at all hours on Saturdays, Sundays and holidays will comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord reserves the right to limit reasonably or restrict access to the Building during such time periods.
18. Each Tenant will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing creates, packing materials and boxes will be the responsibility of each Tenant and such items may not be disposed of in the Building trash receptacles nor will they be removed by the Building’s janitorial service, except at Landlord’s sole option and at the Tenant’s expense. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.
19. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each Tenant will cooperate to prevent the same.
20. The requirements of the Tenants will be attended to only upon application by written, personal or telephone notice at the office of the management of the Office Park, Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
21. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage and for any default or carelessness in this regard, Tenant will make good all injuries sustained by other Tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all Tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

Landlord’s Initials	Tenant’s Initials
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22. Tenant will not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other Tenants in the Building.
23. Neither Landlord nor any operator of the parking areas within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the “Parking Areas”) will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Areas, resulting from fire theft, vandalism, accident, conduct of other users of the Parking Areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (a) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Areas; (b) Tenant uses the Parking Areas at its own risk; and (c) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any operator of the Parking Areas and their respective employees and agents, harmless from and against any and all claims, demands, and action arising out of the use of the Parking Areas by Tenant, its employees, agents invites, and visitors, whether brought by any of such persons or any other person.
24. Tenant (including Tenant’s employees, agents, invitees, and visitors) will use the Parking Spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Areas. The Parking Areas may be used by Tenant, its agents or employees, for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the Parking Spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the Parking Spaces are at any time used: (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to Landlord; or (c) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an Event of Default under the Lease.
25. Tenant’s right to use the Parking Areas will be in common with other tenants of the Building and with other parties permitted by Landlord to use the Parking Areas, Landlord reserves the right to assign and reassign, from time to time, particular Parking Spaces for use by persons selected by Landlord provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, norwill any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).
26. If the Parking Areas are damaged or destroyed, or if the use of the Parking Areas is limited or prohibited by any governmental authority, or the use or operation of the Parking Areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, Tenant’s inability to use the Parking Spaces will not subject Landlord or any operator of the Parking Areas to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Areas, or any equipment, fixtures, or signs used in connection with the Parking Areas and any adjoining buildings or structures caused by Tenant or any of its employees, agents, invitees, or visitors.
27. Tenant has no right to assign or sublicense any of its rights in the Parking Spaces, except as pan of a permitted assignment or sublease of the Lease; however, Tenant may allocate the Parking Spaces among its employees.
28. No act or thing done or omitted to be done by Landlord or Landlord’s agent during the term of the Lease in connection with the enforcement of these Rules and Regulations will constitute an eviction by Landlord of any Tenant nor will it be deemed an acceptance of surrender of the Premises by any Tenant, and no agreement to accept such termination or surrender will bevalid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the Termination or surrender.
29. In these Rules and Regulations, Tenant includes the employees, agents, invitees and licensees of Tenant and other permitted by Tenant to use or occupy the Premises.
30. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from enforcing any such Rules and Regulations against any or all of the Tenants of the Building after such waiver.
31. These Rules and Regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, consonants, agreements and conditions of any lease of Premises in the Building.

Landlord’s Initials	Tenant’s Initials
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DECLARATION OF COMMENCEMENT DATE OF LEASE
AND ACCEPTANCE OF LEASED PREMISES
     THIS AGREEMENT made and entered into as of the 22nd day of January, 2002, by and between IDS Life Insurance Company, a Minnesota corporation, (“Landlord”), and Go Daddy Software, Inc., a Arizona corporation (“Tenant”).
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain lease agreement dated December 26, 2001 (the “Lease”), for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14455 North Hayden Road, Suite 219 and Suite 226, Scottsdale, Arizona 85260 (the “Premises”); and
     WHEREAS, the provision of said Lease, relating to the commencement of the term provided for a change in the Commencement Date; and
     WHEREAS, the Premises were ready for occupancy on the 22nd day of January, 2002, and Landlord and Tenant now desire to set forth in this instrument the exact commencement and expiration dates of the term of said Lease.
     WHEREAS, the Premises Monthly Base Rent has changed and shall be adjusted subject to Article l(k) of the Lease.
     WHEREAS, that certain lease agreement dated August 1, 2001 (the “Original Lease”), for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14455 North Hayden Road, Suite 219, Scottsdale, Arizona 85260 (the “Original Premises”) shall be terminated.
WITNESSETH:
     NOW, THEREFORE, pursuant to the provisions of said Lease relating to the commencement of the term hereof, Landlord and Tenant, for themselves, their heirs, successors and assignees, intending to be legally bound hereby, agree and stipulate that the Premises was ready for occupancy and accepted by Tenant and the Term of said Lease commenced on January 22, 2002. The Lease will expire on April 30, 2005 at mid-night, unless sooner terminated as provided in said Lease. Landlord and Tenant hereby stipulate to the following changes to the Lease:
     1. The Monthly Base Rent subject to Article l(k) shall be adjusted as follows:
January 1, 2002 — March 1, 2002 — $7,401.88 per month
April 1, 2002 — April 21, 2002 — $5,181.32 per month — Pro-rated
April 22, 2002 — April 30, 2002 — $5,945.55 per month — Pro-rated
May 1, 2002 — January 31, 2003 — $19,818.50 per month — $19.50 per square foot
February 1, 2003 — January 31, 2004 — $20,326.67 per month — $20.00 per square foot
February 1, 2004 — April 30, 2005 — $20,832.83 per month — $20.50 per square foot
     All Monthly Base Rent is subject to all taxes.
     2. That certain lease agreement dated August 1, 2001 (the “Original Lease”), for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14455 North Hayden Road, Suite 219, Scottsdale, Arizona 85260 (the “Original Premises”) is terminated effective January 20, 2002.
     3. Except as hereby amended, Landlord and Tenant do hereby ratify and affirm that all other terms, conditions and covenant of said existing lease agreement shall remain the same.

1

     4. The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provision of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as a supplement and amendment to said Lease for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

LANDLORD:		TENANT:

IDS LIFE INSURANCE COMPANY,		GO DADDY SOFTWARE, INC.
a Minnesota corporation		a Arizona corporation

By:	/s/ Mark McMullen	By:	/s/ Robert R. Parsons

Name: Mark McMullen		Name: Robert R. Parsons

Title: Director — Asset Management		Title: [ILLEGIBLE]

Date: 2/7/02		Date: 2/4/02

2

DECLARATION OF COMMENCEMENT DATE OF LEASE
AND ACCEPTANCE OF LEASED PREMISES
     THIS AGREEMENT made and entered into as of the 9th day of August, 2002, by and between AB Scottsdale Technology Center, LLC, an Arizona limited liability company, successor in interest to IDS Life Insurance Company, a Minnesota corporation, (“Landlord”), and Go Daddy Software, Inc., an Arizona corporation (“Tenant”).
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain lease agreement dated December 26, 2001 (the “Lease”), as amended on the May 21, 2002, for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14455 North Hayden Road, Suites 219 and 226, Scottsdale, Arizona 85260 (the “Premises”); and
     WHEREAS, the provision of said Lease, as amended, relating to the commencement of the term provided for a change in the Commencement Date; and
     WHEREAS, the Premises and the expansion space, as set forth in the First Amendment dated May 21, 2002, was ready for occupancy on the 9th day of August, 2002 and Landlord and Tenant now desire to set forth in this instrument the exact commencement and expiration dates of the term of said Lease.
WITNESSETH:
     NOW, THEREFORE, pursuant to the provisions of said Lease relating to the commencement of the term hereof, Landlord and Tenant, for themselves, their heirs, successors and assignees, intending to be legally bound hereby, agree and stipulate that the Premises was ready for occupancy and accepted by Tenant and the Term of said Lease commenced on August 9, 2002. The Lease will expire on August 31, 2006 at mid-night, unless sooner terminated as provided in said Lease.
     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as a supplement and amendment to said Lease for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

LANDLORD:		TENANT:

AB SCOTTSDALE TECHNOLOGY		GO DADDY SOFTWARE, INC.,
CENTER, LLC, an Arizona limited		an Arizona corporation
liability company

By:	/s/ [ILLEGIBLE]	By:	/s/ Micltael Zimmermon

Name: [ILLEGIBLE]		Name: Micltael Zimmermon

Title: CFO		Title: CFO

Date: 8/10/02		Date: 8/9/02

3

FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (the “Agreement”) made and entered into as of the 21st day of May, 2002, by and between IDS Life Insurance Company, a Minnesota corporation, (“Landlord”), and Go Daddy Software, Inc., an Arizona corporation (‘Tenant”).
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain lease agreement dated December 26, 2001 (the “Lease”), for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14455 North Hayden Road, Suites 219 and 226, Scottsdale, Arizona 85260 (the “Premises”); and
     WHEREAS, Landlord and Tenant desire to amend Article 1, Paragraphs (e), (h), (I), (j), (k), (n) and (p) of the Lease; and
     WHEREAS, the Term of said Lease is scheduled to expire on April 30, 2005; and
     WHEREAS, the parties wish to add certain space to the Premises and make certain changes to said Lease.
WITNESSETH
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in said lease, the parties hereto agree as follows:
     1. Article 1, Paragraph (h) — Term: Effective the day of Substantial Completion (hereinafter defined) of the Tenant Improvements (hereinafter defined) in the Expansion Space (hereinafter defined), a Declaration of Commencement, see attached Exhibit “B”, will be provided Tenant and the Term will be adjusted to reflect a full forty-eight (48) month Term from the date of Substantial Completion (the “Extended Term”).
The term “Substantial Completion”, as used herein, means that a state of completion of the Tenant Improvements (hereinafter defined) within the Expansion Space (hereinafter defined), as set forth in Exhibit “C”, which will allow Tenant to commence its obligations hereunder and take possession of the space without material interference from Landlord’s contractor in the completion of any final punch list items, has been meet. This determination shall be at the sole and absolute discretion of Landlord.
     2. Article 1, Paragraph (i) Commencement Date: Landlord and Tenant agree that the Commencement Date will be modified pursuant to the Declaration of Commencement (the “New Commencement Date”), upon the Substantial Completion of the Tenant Improvements in the Expansion Space.
     3. Article 1, Paragraph (j) — Expiration Date: Landlord and Tenant agree that the Expiration Date will be modified pursuant to the Declaration of Commencement (the “New Expiration Date”), upon the Substantial Completion of the Tenant Improvements in the Expansion Space.
     4. Article 1, Paragraph (k) — Monthly Base Rent: Landlord and Tenant agree that effective as of the New Commencement Date the Monthly Base Rent will be adjusted as set forth below and will continue through mid-night of the New Expiration Date:

First four (4) months	Rent shall be abated for Suite 224 for four (4) months only, and rent shall be abated for Suite 218 beginning upon move-in and continuing until the payment of rent begins for Suite 224 subject to the Declaration of Commencement attached hereto and hereby made a part of this Agreement.

1

Months 5 – 12	$19.50 per square foot of rentable area or $30,203.88 per month plus all applicable tax

Months 13 – 24	$20.25 per square foot of rentable area or $31,365.56 per month plus all applicable tax

Months 25 – 36	$21.00 per square foot of rentable area or $32,527.25 per month plus all applicable tax

Months 37 – 48	$21.75 per square foot of rentable area or $33,688.94 per month plus all applicable tax
     5. Article 1, Paragraph (n) — Rentable Area of the Premises: Effective as of the New Commencement Date, the description of the Premises contained in said Lease is amended so as to add approximately six thousand three hundred ninety-one (6,391) rentable square feet, so as to recognize the addition of Suites 218 and 224 (the “Expansion Space”) to the Premises. As of the New Commencement Date, the total space (the “Enlarged Premises”) leased to Tenant under said Lease shall consist of a total rentable area of approximately eighteen thousand five hundred eighty-seven (18,587) rentable square feet. The Expansion Space is generally shown on the floor plan attached hereto as Exhibit “A”, which exhibit is made a part hereof by this reference. As of the New Commencement Date, that certain Exhibit “A” attached to said Lease is hereby amended to include the attached Exhibit “A”.
     6. Article 1, Paragraph (p) — Security Deposit: The Security Deposit shall be increased from Twenty Thousand Eight Hundred Thirty-four and 83/100 Dollars ($20,834.83) to Thirty-three Thousand Six Hundred Eighty-eight and 94/100 Dollars ($33,688.94) and Twelve Thousand Eight Hundred Fifty-four and 11/100 Dollars ($12,854.11) shall be payable at the time of execution of this Agreement.
     7. Tenant Improvement Allowance: Tenant has inspected Suite 224 of the Expansion Space and accepts same in its present condition as of this date. Any tenant improvements done to Suite 224 (the “Tenant Improvements”) in excess of Eight and 50/100 Dollars ($8.50) per rentable square foot, in other words, Forty-three Thousand Six Hundred Five and no/100 Dollars ($43,605.00) (the “Allowance”), will be paid by Tenant. All Tenant Improvement work in excess of the Allowance will be done by Landlord at Tenant’s sole cost and expense, and in accordance with the provisions of Article 15 of the Lease. There are no Tenant Improvements to be done to Suite 218 and Tenant has inspected the space and accepts same in its present condition and “as is” as of this date.
     8. Authority: If Tenant is a corporation, each individual executing this Agreement on behalf of the Tenant corporation represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation, or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms.
     If Tenant is a division or subsidiary of a corporation, each individual executing this Agreement on behalf of the division or subsidiary represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of the division or subsidiary, in accordance with a duly adopted resolution of the Board of Directors of the parent corporation, that this Agreement is binding upon the parent corporation (as well as the division or subsidiary) in accordance with its terms, and that said division or subsidiary shall, within thirty (30) days after request by Landlord, deliver to Landlord a certified copy of a resolution of the Board of Directors of the parent corporation authorizing or ratifying the execution of this Agreement.
     If Tenant is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said partnership and that this Agreement is binding upon said partnership in accordance with its terms.

2

     If this Agreement is signed by only one person on behalf of Tenant, that person represents and warrants to Landlord that his or her signature alone is sufficient to bind Tenant to the provisions of this Agreement.
     9. Miscellaneous:
          a. The provisions of this Agreement shall remain in full force and effect for the duration of the extended term of the Lease.
          b. Except as otherwise set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and shall remain fully applicable to the Premises, throughout the duration of the Extended Term of said Lease. Said Lease, as extended and amended herein constitutes the entire agreement between the parties hereto, and no further modification of said Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.
          c. The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions of this Agreement.
THIS AGREEMENT WILL NOT BE IN EFFECT UNTIL DULY SIGNED BY LANDLORD AND TENANT.
     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as a supplement and amendment to said Lease for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

LANDLORD:	TENANT:

IDS LIFE INSURANCE COMPANY, a Minnesota corporation	GO DADDY SOFTWARE, INC. an Arizona corporation

By:	/s/ Mark McMullen	By:	/s/ Bard Rechterman

Name:	Mark McMullen	Name:	BARB RECHTERMAN

Title:	AVP	Title:	EXEC. VICE PRESIDENT

Date:	7/1/02	Date:	4/25/02

3

EXHIBIT “A”

4

EXHIBIT “B”
DECLARATION OF COMMENCEMENT DATE OF LEASE
AND ACCEPTANCE OF LEASED PREMISES
     THIS AGREEMENT made and entered into as of the       day of       , 2002, by and between IDS Life Insurance Company, a Minnesota corporation, (“Landlord”), and Go Daddy Software, Inc., an Arizona corporation (“Tenant”).
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain lease agreement dated December 26, 2001 (the “Lease”), as amended on the May 21, 2002, for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14455 North Hayden Road, Suites 218, 219, 224 and 226, Scottsdale, Arizona 85260 (the “Premises”); and
     WHEREAS, the provision of said Lease, as amended, relating to the commencement of the term provided for a change in the Commencement Date; and
     WHEREAS, the Premises were ready for occupancy on the       day of      , 2002 and Landlord and Tenant now desire to set forth in this instrument the exact commencement and expiration dates of the term of said Lease.
WITNESSETH:
     NOW, THEREFORE, pursuant to the provisions of said Lease relating to the commencement of the term hereof, Landlord and Tenant, for themselves, their heirs, successors and assignees, intending to be legally bound hereby, agree and stipulate that the Premises was ready for occupancy and accepted by Tenant and the Term of said Lease commenced on           , 2002. The Lease will expire on           , 2002 at mid-night, unless sooner terminated as provided in said Lease.
     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as a supplement and amendment to said Lease for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

LANDLORD:	TENANT:

IDS LIFE INSURANCE COMPANY, a Minnesota corporation	GO DADDY SOFTWARE, INC., an Arizona corporation

By:		By:

Name:	Mark McMullen	Name:

Title:		Title:

Date:		Date:

5

EXHIBIT “C”
TENANT IMPROVEMENT WORK

1.	Demolition Walls	405 Linear Feet
2.	Demolition Flooring	547 Square Yards
3.	Demolition Openings	2 Each
4.	Install Interior 9’ Partitioning	50 Linear Feet
5.	Fill-n Doorways	1 Each
6.	Drywall Wrap	3 8 Linear Feet
7.	Drywall After Demolition	1 Each
8,	Replace Tiles	1230 Square Feet
9.	Acoustic Tile Repair After Demo	1 Each
10.	Carpet	550 Square Yards
11.	Carpet Baseboard	1410 Linear Feet
12.	Floor Prep Work	4920 Square Feet
13.	Paint Office Walls	14100 Square Feet
14.	Sprinkler Heads	12 Each
15.	Permit	1 Each
16.	Rework Exiting HVAC	4920 Each
17.	Balance HVAC	4920 Square Feet
18.	Lighting Rewire	20 Each
19.	Lighting Relocate	35 Each
20.	Light Switch	6 Each
21.	Light Switch — 3 way	4 Each

6

Second Amendment to Lease
WHEREAS AB Scottsdale Technology Center, LLC an Arizona limited liability company (Landlord)), as successor to IDS Life Insurance Company, and Go Daddy Software, Inc., an Arizona Corporation (Tenant), are parties to a lease (“Lease”) dated December 26, 2001 as amended by the First Amendment to Lease dated May 21, 2002, for the premises located at 14455 North Hayden Road, Suites 218, 219, 224 and 226, Scottsdale, Arizona 85260 (the “Premises”) and;
WHEREAS, the Landlord and Tenant now desire to enter into this Second Amendment to Lease this 22nd day of November 2002 to add certain space to the Premises and make certain changes to said lease;
NOW THEREFORE, the parties agree to amend the specific Lease terms set forth below.

1)	Premises:	14455 North Hayden Road Scottsdale, Arizona 85260

2)	Rentable Area:	To add approximately 4,360 rentable square feet (Suite 217) in addition to the existing square feet of 18,587 for a total of 22,947 square feet.

3)	Term:	Forty-two (42) months (Co-terminous with existing Lease)

4)	Commencement:	February 1, 2003

5)	Expiration:	August 31, 2006

6)	Rent Abatement:	Landlord has agreed to provide Tenant with Three (3) months rent abatement.

7)	Base Rent:	Feb 1, 2003-Apr 30, 2003 $0.00
For Suite 217 (Expansion space only)	May 1, 2003-Aug 31, 2003 $19.50psf ($7,085.00)
Sept 1, 2003-Aug 31, 2004 $20.25psf ($7,357.50)
Sept 1, 2004-Aug 31, 2005 $2l.00psf ($7,630.00)
Sept 1, 2005-Aug 31, 2006 $21.75psf ($7902.50)
To be added to existing rent, plus applicable rental tax.

8)	Security Deposit:	$7,902.50 shall be added to already existing security deposit on account with the Landlord.

9)	Annual Operating Expenses:	Base Year 2001.

10)	Tenant Improvements:	Landlord will provide a “turnkey” suite per a mutually agreed upon space plan. Space plan attached as Exhibit A.

11)	Due Authority:	Tenant hereby represents and warrants to Landlord that this Lease and any addendum thereto, has been duly authorized and that the person executing this Amendment on behalf of the Tenant has all the necessary power and authority to execute this Amendment on behalf of Tenant and that no consent of any other person or entity is required for the execution or performance of the Amendment.

12)	Continuing Force and Effect:	The terms of the Lease and any Addendums, Amendments or Exhibits thereto, except as herein modified, are confirmed and ratified in all respects and shall remain in full force and effect between the parties hereto, their successors and assigns.
IN WITNESS WHEREOF, the parties have executed this Second Amendment as of this 2 day of December, 2002.

LANDLORD:	AB Scottsdale Technology Center, LLC An Arizona Limited Liability Company

	BY:	/s/ Thomas Donahue

Thomas Donahue
	ITS:	Co. Managing Member

TENANT:	GO Daddy Software, Inc. An Arizona Corporation

	BY:	/s/ Bob Parsons

Bob Parsons
	ITS:	President

EXHIBIT A

SUITE 216
GO DADDY
SUITE 215
BRIDGESTONE
ELEC.
MEN'S TOILET
HALL
WOMEN'S TOILET
SUITE 216-A
GO DADDY

Third Amendment to Lease
WHEREAS AB Scottsdale Technology Center, LLC an Arizona limited liability company (Landlord), as successor to IDS Life Insurance Company, and Go Daddy Software, Inc., an Arizona Corporation (Tenant), are parties to a lease (“Lease”) dated December 26, 2001 as amended by the First Amendment to the Lease dated May 21, 2002, and amended by the Second Amendment to the Lease dated November
22, 2002, for the premises located at 14455 North Hayden Road, Suites 217, 218, 219, 224 and 226, Scottsdale, Arizona 85260 (the “Premises”) and;
WHEREAS, the Landlord and Tenant now desire to enter into this Third Amendment to Lease to extend the term and
NOW THEREFORE, the parties agree to amend the specific Lease terms set forth below.

1)	Premises:	14455 North Hayden Road Scottsdale, Arizona 85260

2)	Rentable Area:	To add approximately 11,100 rentable square feet (Combined Suites 209 & 210) in addition to the existing square feet of 22,947 for a total of 34,047 square feet.

3)	Term:	Sixty (60) months for entire 34,047 rentable square feet

4)	Commencement:	September 1, 2003

5)	Expiration:	August 31, 2008

6)	Rent Abatement:	Landlord has agreed to provide Tenant with Three (3) months rent abatement for the expansion space only, consisting of 11,100 rentable square feet.

7)	Base Rent: For entire Suite:	09/01/03-08/31/04 $19.00 09/01/04-08/31/05 $19.75 09/01/05-08/31/06 $20.50 09/01/06-08/31/07 $21.25 09/01/07-08/31/08 $22.00

8)	Security Deposit:	$17,515.00 shall be added to already existing security deposit on account with the Landlord.

9)	Annual Operating Expenses:	Base Year 2001.

10)	Parking:	Landlord to provide 25 reserved covered parking stalls at no additional expense.

11)	Tenant Improvements:	Landlord will provide a “turnkey” suite per the mutually agreed upon space plan for the additional space attached hereto as Exhibit A. To the extent Tenant requests changes in the agreed upon space plan which results in the price of construction to exceed a total of $201,000.00, then Tenant agrees promptly to reimburse Landlord for such excess amount within thirty (30) days from date invoiced.

12)	Maintenance and Repairs to Premises:	The provisions attached as Exhibit B are deemed added to the existing text of Section 12.1 of the Lease.

13)	Due Authority:	Tenant hereby represents and warrants to Landlord that this Amendment thereto, has been duly authorized and that the person executing this Amendment on behalf of the Tenant has all the necessary power and authority to execute this Amendment on behalf of Tenant and that no consent of any other person or entity is required for the execution or performance of the Amendment.

14)	Continuing Force and Effect:	The terms of the Lease and any Addendums, Amendments or Exhibits thereto, except as herein modified, are confirmed and ratified in all respects and shall remain in full force and effect between the parties hereto, their successors and permitted assigns.
(Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of this 17 day of July, 2003.

LANDLORD:	AB Scottsdale Technology Center, LLC An Arizona Limited Liability Company

	BY:	/s/ Thomas Donahue

Thomas Donahue
	ITS:	Co- Managing Member

TENANT:	GO Daddy Software, Inc. An Arizona Corporation

	BY:	/s/ Bob Parsons

Bob Parsons
	ITS:	President

EXHIBIT A
EXHIBIT A

PLOT DATE 06/30/03	Go Daddy Software, Inc.
CONCEPTUAL APPROVAL	By: /s/ [ILLEGIBLE], CFO
DATE	7/18/03

Exhibit B
Maintenance and Repairs to Premises. Landlord agrees to commence necessary repairs and maintenance to the Premises and Common Areas in a timely manner (“Response Time Periods”), as hereinafter defined. Tenant reserves the right, and Landlord specifically grants the right, for Tenant to cause repairs and maintenance to be made to the Premises when Landlord fails to affect such maintenance and repairs within the Response Time Periods. Landlord agrees to reimburse Tenant its out of pocket costs for any maintenance and repair costs Tenant incurs under this section (the “Costs”). For purposes of this section, repairs and maintenance shall be defined as any maintenance and repairs to the Premises which Tenant reasonably deems necessary to conduct its business and maintain a suitable working environment. Maintenance and repairs will include, but will not be limited to: repair of wear and tear on the Premises; replacement of broken or missing fixtures, parts, mechanical equipment, plumbing or electrical parts; landscaping maintenance; facilities cleaning and maintenance; and, any other repair or improvement Tenant deems necessary. Tenant shall submit service requests for repairs and maintenance to Landlord by means and through channels established by Landlord (i.e. telephone, fax, or the management company’s web-enabled work-order system). Tenant submitted service requests shall be deemed approved unless otherwise declined by Landlord within a twenty-four (24) hour period from time of submission. However, those service requests classified as High Priority (as hereinafter defined) shall be deemed automatically approved. Approval of Tenant submitted service requests shall not be unreasonably withheld by Landlord. Landlord agrees not to withhold reimbursement for maintenance and repairs paid for by Tenant. Landlord further agrees that Landlord’s failure to reimburse Tenant within 30 days of presentation of Costs for maintenance and repairs will constitute a material breach of this Lease Agreement. For purposes of this section, Response Time Periods shall be defined as follows, provided, however, that the list below is not intended to be exhaustive, but merely exemplary:
i. High Priority — within 3 to 6 hours of receipt of service request relating to the following described conditions:
     a. Air Conditioning failure
     b. Plumbing malfunction (including flooding)
     c. Electrical Service Outages (excluding power outages attributed to the utility provider’s service grid(s))
     d. Glass breakage
     e. Exterior entry malfunction
ii. Medium Priority — within 24 hours of receipt of service request relating to the following described conditions:
     a. Cleaning of Premises, including Common Areas
     b. Replacement/repair of non-critical electrical fixtures
     c. Replacement/repair of non-critical mechanical parts
     d. Replacement/repair of exterior lighting considered security sensitive
iii. Low Priority — within 48 hours of receipt of service requests relating to the following described conditions:
     a. All other service requests

Forth Amendment To Lease
WHEREAS AB Scottsdale Technology Center, LLC on Arizona limited liability company (Landlord), as successor to IDS Life Insurance Company, and Go Daddy Software, Inc., an Arizona Corporation (Tenant), are parties to a lease (“Lease”) dated December 26, 2001 as amended by the First Amendment to the Lease dated May 21, 2002, and amended by the Second Amendment to the Lease dated November 22, 2002, as amended by the Third Amendment on July 17th, 2003 for the premises located at 14455 North Hayden Road, Suites 209, 210, 217, 218, 219, 224 and 226, Scottsdale, Arizona 85260 (the “Premises”) and;
WHEREAS, the Landlord and Tenant now desire to enter into this Forth Amendment to Lease to add additional space and
NOW THEREFORE, the parties agree to amend the specific Lease terms set forth below.

1)	Premises:	14455 North Hayden Road Scottsdale, Arizona 85260

2)	Rentable Area:	To add approximately 4,162 rentable square feet (Suite 201 ) in addition to the existing square feet of 34,047 for a total of 38,209 square feet.

3)	Rent Abatement	In the event Tenant does not expand into or lease suite 215 for the purposes of a “Data-center”, then Landlord will provide to Tenant a three (3) month Rent Abatement for suite 201 only, upon execution of a Lease or Lease Amendment for suite 201. The Rent Abatement amount will equal the first three months from the Commencement Date as written in the Fourth Amendment for suite 201 only ($19.00/r.s.t).

3)	Term:	Co-terminous with existing lease.

4)	Commencement:	April 15, 2004 or upon issuance of Certificate of Occupancy by the City of Scottsdale.

5)	Expiration:	August 31, 2008

6)	Base Rent:	04/15/04-08/31/04	$19.00/r.s.f. Plus applicable tax
	For entire	09/01/04-08/31/05	$19.75/r.s.f. Plus applicable tax
	Suite:	09/01/05-08/31/06	$20.50/r.s.f. Plus applicable tax
		09/01/06-08/31/07	$21.25/r.s.f. Plus applicable tax
		09/01/07-08/31/08	$22.00/r.s.f. Plus applicable tax

7)	Security Deposit:	$7000,00 shall be added to already existing security deposit on account with the Landlord.

8)	Annual Operating Expenses:	Base Year 2001.

9)	Tenant Improvements:	Landlord will provide a “turnkey” suite per the mutually agreed upon space plan for the additional space attached hereto as Exhibit A. To the extent Tenant requests changes in the agreed upon space plan which results in the price of construction to exceed a total of $29,466,96, then Tenant agrees promptly to reimburse Landlord for such excess amount within thirty (30) days from date invoiced.

10)	Due Authority:	Tenant hereby represents and warrants to Landlord that this Amendment thereto.

has been duly authorized and that the person executing this Amendment on behalf of the Tenant has all the necessary power and authority to execute this Amendment on behalf of Tenant and that no consent of any other person or entity is required for the execution or performance of the Amendment.

11)	Continuing Force and Effect	The terms of the Lease and any Addendums, Amendments or Exhibits thereto, except as herein modified, are confirmed and ratified in all respects and shall remain in full force and effect between the parties hereto, their successors and permitted assigns.
IN WITNESS WHEREOF, the parties have executed this Forth Amendment as of this                      day of                     , 2004.

LANDLORD:	AB Scottsdale Technology Center, LLC
An Arizona Limited Liability Company

BY:

Thomas Donahue
	ITS:	Co-Managing Member

TENANT:	GO Daddy Software, Inc.
An Arizona Corporation

BY:

Bob Parsons
	ITS:	President
Exhibit A

Declaration of Commencement Date of Lease
And Acceptance of Leased Premises
     THIS AGREEMENT made and entered into as of this         12th day of March, 2003 by and between AB Scottsdale Technology Center, LLC, an Arizona Limited Liability Company, (“Landlord”), and Go Daddy Software, Inc., an Arizona Corporation (“Tenant”).
Recitals
     Whereas, Landlord and Tenant entered into that certain lease agreement dated December 26th, 2001 (the “Lease”), First Amendment dated May 21st, 2002, Second Amendment dated November 26, 2002, for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14505 N. Hayden Rd, Suite 341, Scottsdale, AZ 85260 (the “Premises”); and
     Whereas, the provision of said Lease relating to the commencement of the term provided for a change in the Commencement Date; and
     Whereas, the Premises, as set forth in the Lease, was ready for occupancy on the 3rd of March, 2003 and Landlord and Tenant now desire to set forth in this instrument the exact commencement and expiration dates of the term of said Lease;
Witnesseth:
     Now, Therefore, pursuant to the provisions of said Lease relating to the commencement of the term hereof, Landlord and Tenant, for themselves, their heirs, successors and assignees, intending to be legally bound hereby, agree and stipulate that the Premises was ready for occupancy and accepted by Tenant and the Term of said Lease commenced on March 3rd, 2003, after three (3) month rent abatement period, rent payments to commence on June 2nd, 2003. The Lease will expire on August 3lst, 2006 at midnight, unless sooner terminated as provided in said Lease.
     In Witness Whereof, the parties hereto have duly executed this agreement as a supplement and amendment to said Lease for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

Landlord:		Tenant:

INTERNATIONAL CAPITAL PARTNERS, LLC		GO DADDY SOFTWARE, INC.

By:	/s/ Thomas E. Donahue	By:	/s/ Bob Parsons

Name:	Thomas E. Donahue	Name:	Bob Parsons
An Arizona Corporation

Title:	Managing Member	Title:	President

Date:	March 25, 2003	Date:	21 Mar 03

Fifth Amendment To Lease
WHEREAS AB Scottsdale Technology Center, LLC an Arizona limited liability company (Landlord), as successor to IDS Life Insurance Company, and Go Daddy Software, Inc., an Arizona Corporation (Tenant), are parties to a lease (“Lease”) dated December 26, 2001 as amended by the First Amendment to the Lease dated May 21, 2002, as amended by the Second Amendment to the Lease dated November 22, 2002, as amended by the Third Amendment on July 17th, 2003, as amended by the Fourth Amendment to the Lease dated April 27, 2004 for the premises located at 14455 North Hayden Road, Suites 201, 209, 210, 217, 218, 219, 224 and 226, Scottsdale, Arizona 85260 (the “Premises”) and;
WHEREAS, the Landlord and Tenant now desire to enter into this Fifth Amendment to Lease to add additional space and change various terms and provisions as set forth below.
NOW THEREFORE, the parties agree to amend the specific Lease terms set forth below.

1)	Premises:	14455 North Hayden Road Scottsdale, Arizona 85260

2)	Rentable Area:	To add approximately 3,695 rentable square feet (Suite 205 – 1,094 SF and Suite 206 – 2,601 SF) in addition to the existing square feet of 38,209 for a total of 41,904 square feet.

3)	Rent Abatement	Landlord has agreed to provide Tenant with One (1) months root abatement for the expansion space only, consisting of 3,695 rentable square feet.

4)	Term:	Co-terminous with existing lease.

5)	Commencement:	October 1, 2004 or completion of tenant improvements (which ever is later).

6)	Expiration:	August 31, 2008

7)	Base Rent	11/01/04-08/31/05	$19.75/r.s.f. Plus applicable tax
	For entire Suite:	09/01/05-08/31/06	$20.50/r.s.f Plus applicable tax
		09/01/06-08/31/07	$21.25/r.s.f. Plus applicable tax
		09/01/07-08/31/08	$22.00/r.s.f. Plus applicable tax

8)	Security Deposit:	$6,700.00 shall be added to already existing security deposit on account with the Landlord.

9)	Annual Operating Expenses:	Base Year 2001.

10)	Tenant Improvements:	Landlord will provide a “turnkey” suite, at a cost not to exceed $14.09 per square foot (the “TI Allowance”), per the mutually agreed upon space plan for the additional space attached hereto as Exhibit A. To the extent Tenant requests structural modifications during the “construction period” which cause the cost of the construction to exceed the TI Allowance then Tenant agrees to reimburse Landlord within thirty (30) days from date invoiced for all costs above the Allowance. As part of the process of modifying the suite, Landlord will allow during the “construction period”, upon Tenant’s written request, additional reasonable non-structural changes to the suite up to $.50/sf which expense shall be borne by Landlord.

Initials /s/ [ILLEGIBLE]

11)	Parking:	Tenant shall have the use of all 44 covered/reserved parking spaces that correspond to building 2 at no charge. Landlord will cease charging Tenant for the four (4) reserved parking spaces specified in Article 27 of the Lease.

12)	Due Authority:	Tenant hereby represents and warrants to Landlord that this Amendment thereto, has been duly authorized and that the person executing this Amendment on behalf of the Tenant has all the necessary power and authority to execute this Amendment on behalf of Tenant and last no consent of any other person or entity is required for the execution or performance of the Amendment.

13)	Continuing Force and Effect:	The terms of the Lease and any Addendums, Amendments or Exhibits thereto, except as herein modified, are confirmed and ratified in all respects and shall remain in full force and effect between the parties hereto, their successors and permitted assigns.
IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of this 1st day of OCT, 2004.

LANDLORD:	AB Scottsdale Technology Center, LLC
An Arizona Limited Liability Company

	BY:	/s/ Thomas Donahue

Thomas Donahue
	ITS:	Co-Managing Member

TENANT:	GO Daddy Software, Inc.
An Arizona Corporation

	BY:	/s/ Bob Parsons

Bob Parsons
	ITS:	President

Initials /s/ [ILLEGIBLE]

Exhibit A

Initials /s/ [ILLEGIBLE]

Sixth Amendment to Lease
WHEREAS AB Scottsdale Technology Center, LLC an Arizona limited liability company (Landlord), as successor to IDS Life Insurance Company, and Go Daddy Software, Inc., an Arizona Corporation (Tenant), are parties to a lease (“Lease”) dated December 26, 2001 as amended by the First Amendment to the Lease dated May 21, 2002, as amended by the Second Amendment to the Lease dated November 22, 2002, as amended by the Third Amendment on July 17th, 2003, as amended by the Fourth Amendment to the Lease dated April 27, 2004, as amended by the Fifth Amendment to the Lease dated October 7, 2004 for the premises located at 14455 North Hayden Road, Suites 201, 205, 206, 209, 210, 217, 218, 219, 224 and 226, Scottsdale, Arizona 85260 (the “Premises”) and;
WHEREAS, the Landlord and Tenant now desire to enter into this Sixth Amendment to Lease to add additional space and change various terms and provisions as set forth below:
NOW THEREFORE, the parties agree to amend the specific Lease terms set forth below.

1)	Premises:	14455 North Hayden Road Scottsdale, Arizona 85260

2)	Rentable Area:	To add approximately 2,945 rentable square feet (Suite 202) in addition to the existing square feet of 41,904 for a total of 44,849 square feet.

3)	Rent Abatement	Landlord has agreed to provide Tenant with Three (3) months rent abatement for the expansion space only, consisting of 2,945 rentable square feet.

4)	Term:	Co-terminous with existing lease.

5)	Commencement:	January 1, 2004 or completion of tenant improvements (which ever is later).

6)	Expiration:	August 31, 2008

7)	Base Rent
	For entire Suite:	04/01/05-08/31/05	$19.75/r.s.f. Plus applicable tax
		09/01/05-08/31/06	$20.50/r.s.f. Plus applicable tax
		09/01/06-08/31/07	$21.25/r.s.f. Plus applicable tax
		09/01/07-08/31/08	$22.00/r.s.f. Plus applicable tax

8)	Security Deposit:	$5,400.00 shall be added to already existing security deposit on account with the Landlord.

9)	Annual Operating Expenses:	Base Year 2001.

10)	Tenant Improvements:	Landlord will provide a “turnkey” suite , at a cost not to exceed $12.00 per square foot (the “TI Allowance”), per the mutually agreed upon space plan for the additional space attached hereto as Exhibit A. To the extent Tenant requests structural modifications during the “construction period” which cause the cost of the construction to exceed the TI Allowance then Tenant agrees to reimburse Landlord within thirty (30) days from date invoiced for all costs above the TI Allowance. As part of the process of modifying the suite, Landlord will allow within 30 days after the commencement date upon Tenant’s written request, additional reasonable non-structural changes to the suite up to $.50/sf which expense shall be borne by Landlord.

Initials /s/ [ILLEGIBLE]

12)	Due Authority:	Tenant hereby represents and warrants to Landlord that this Amendment thereto, has been duly authorized and that the person executing this Amendment on behalf of the Tenant has all the necessary power and authority to execute this Amendment on behalf of Tenant and that no consent of any other person or entity is required for the execution or performance of the Amendment.

13)	Continuing Force and Effect:	The terms of the Lease and any Addendums, Amendments or Exhibits thereto, except as herein modified, are confirmed and ratified in all respects and shall remain in full force and effect between the parties hereto, their successors and permitted assigns.
IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of this 30 day of NOVEMBER, 2004.

LANDLORD:	AB Scottsdale Technology Center, LLC
An Arizona Limited Liability Company

	BY:	/s/ Thomas Donahue

Thomas Donahue
	ITS:	Co- Managing Member

TENANT:	GO Daddy Software, Inc.
An Arizona Corporation

	BY:	/s/ Bob Parsons

Bob Parsons
	ITS:	President

Initials /s/ [ILLEGIBLE]

Exhibit A

Initials /s/ [ILLEGIBLE]

Seventh Amendment to Lease
WHEREAS AB Scottsdale Technology Center, LLC an Arizona limited liability company (Landlord), as successor to IDS Life Insurance Company, and Go Daddy Software, Inc. on Arizona Corporation (Tenant), are parties to a lease (“Lease”) dated December 26, 2001 as amended by the First Amendment to Lease dated May 21, 2002, as amended by the Second Amendment to Lease dated November 22, 2002, as amended by the Third Amendment to the Lease dated July 17th, 2003, as amended by the Fourth Amendment to Lease dated April 27, 2004, as amended by the Fifth Amendment to Lease dated October 7, 2004, as amended by the Sixth Amendment to Lease dated November 30, 2004 for the premises located at 14455 North Hayden Road, Suites 201, 202, 205, 206, 209, 210, 217, 218, 219, 224 and 226, Scottsdale, Arizona 85260 (the “Premises”) and;
WHEREAS, the Landlord and Tenant now desire to enter into this Seventh Amendment to Lease to expand the Lease and change various terms and provisions and
NOW THEREFORE, the parties agree to amend the specific Lease terms set forth below.

1)	Premises:	14435 North Hayden Road
Scottsdale, Arizona 85260

2)	Rentable Area:	To add approximately 1,475 rentable square feet (Suite 215) in addition to the existing square feet of 44,849 for a total of 46,324 square feet.

3)	Rent Abatement:	Landlord has agreed to provide Tenant with Three (3) months rent abatement for the expansion space only, consisting of 1,475 rentable square feet. In addition, Landlord has agreed to provide Three (3) months of rent abatement, consisting of 4,162 rentable square feet as stipulated in the Fourth Amendment to Lease dated April 27, 2004.

4)	Term:	Co-terminous with existing lease.

5)	Commencement:	May 1, 2005 or upon completion of Tenant Improvements (which ever is later).

6)	Expiration:	August 31, 2008

7)	Base Rent For entire
	Suite:	08/01/05-08/31/05	$19.75/r.s.f. Plus applicable tax
		09/01/05-08/31/06	$20.50/r.s.f. Plus applicable tax
		09/01/06-08/31/07	$21.25/r.s.f. Plus applicable tax
		09/01/07-08/31/08	$22.00/(r.s.f. Plus applicable tax

8)	Security Deposit:	$2,700.00 shall be added to already existing security deposit on account with the Landlord.

9)	Annual Operating Expenses:	Base Year 2001.

10)	Tenant Improvements:	Landlord will provide Tenant with an allowance of $12,00 per square feet ($17,700.00) to be used for construction purposes only, reimbursable upon completion of Tenant Improvements and issuance of receipts.

11)	Due Authority:	Tenant hereby represents and warrants to Landlord that this Amendment thereto, has been duly authorized and that the person executing this Amendment on behalf of the Tenant has all the necessary power and authority to execute this Amendment on behalf of Tenant and that no consent of any other person or entity is required for the execution or performance of the Amendment.

12)	Continuing Force and Effect:	The terms of the Lease and any Addendums, Amendments or Exhibits thereto, except as herein modified, are confirmed and ratified in all respects and shall remain in full force and effect between the parties hereto, their successors and permitted assigns.

Initials /s/ [ILLEGIBLE]

IN WITNESS WHEREOF, the parties have executed this Seventh Amendment as of this                      day of                    , 2005.

LANDLORD:	AB Scottsdale Technology Center, LLC
An Arizona Limited Liability Company

	BY:	/s/ Thomas Donahue

Thomas Donahue
	ITS:	Co- Managing Member

TENANT:	GO Daddy Software, Inc.
An Arizona Corporation

	BY:	/s/ Bob Parsons

Bob Parsons
	ITS:	President

Initials /s/ [ILLEGIBLE]

EIGHTH AMENDMENT TO LEASE
     This EIGHTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 1st day of March, 2006 by and between CROWN ROSCOE, LLC, a Delaware limited liability company, and PENSACOLA ASSOCIATES, LLC, a Nevada limited liability company (collectively, “Landlord”), as successor in interest to AB Scottsdale Technology Center, LLC, an Arizona limited liability company, and GO DADDY SOFTWARE, INC., an Arizona corporation (“Tenant”).
RECITALS
               A. Landlord and Tenant are parties to that certain Office Lease dated as of December 26, 2001 (the “Initial Lease”), as amended by First Amendment to Lease dated as of May 21, 2002 (the “First Amendment”), Second Amendment to Lease dated as of November 22, 2002 (the “Second Amendment”), Third Amendment to Lease dated as of July 17, 2003 (the “Third Amendment”), Fourth Amendment to Lease dated as of April 27, 2004 (the “Fourth Amendment”), Fifth Amendment to Lease dated as of October 1, 2004 (the “Fifth Amendment”), Sixth Amendment to Lease dated as of November 30, 2004 (the “Sixth Amendment”) and Seventh Amendment to Lease dated on or about May 1, 2005 (the “Seventh Amendment”). The Initial Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment are referred to collectively herein as the “Original Lease”.
               B. Pursuant to the Original Lease, Landlord leases to Tenant, and Tenant leases from Landlord, certain premises consisting of an aggregate of approximately 46,324 rentable square feet (collectively, the “Premises”) in that certain building whose address is 14455 North Hayden Road, Scottsdale, Arizona 85260 (the “Building”), as more particularly described in the Original Lease.
               C. Landlord and Tenant now desire to amend the Original Lease with respect to the provision of certain services.
               D. All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Original Lease. The term “Lease” shall hereafter refer to the Original Lease, as amended hereby. All references in the Original Lease to the “Lease” shall hereafter refer to the Original Lease, as amended hereby.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
          1. Services.
               1.1 From and after the date of this Amendment (the “Services Effective Date”), Landlord shall have no obligations whatsoever under Section 12.2(iii) and/or 12.2(v) of the Initial Lease; accordingly, notwithstanding anything to the contrary set forth in the Original Lease, from and after the Services Effective Date, Landlord shall have no obligation whatsoever to provide or furnish (or remedy any interruption of) any restroom supplies, janitorial services and/or cleaning services in or to the Premises and/or Building (including, without limitation, under Exhibit “B” of the Third Amendment, as the terms of Exhibit “B” of the Third Amendment relate to restroom supplies, janitorial services and/or cleaning services).

               1.2 From and after the Services Effective Date, Tenant shall, at Tenant’s sole cost and expense (subject to Section 1.3 below), keep the Premises in a neat and clean condition at all times, and shall, at Tenant’s sole cost and expense (subject to Section 1.3 below), maintain a regularly scheduled janitorial service (reasonably acceptable to Landlord) for regular cleaning of the Premises, in a manner reasonably acceptable to Landlord (the “Tenant Janitorial Services”).
     1.3 From and after the Services Effective Date, Landlord shall, subject to the terms hereof, reimburse Tenant for Tenant’s actual, reasonable out-of-pocket costs paid by Tenant to unaffiliated third parties for the Tenant Janitorial Services (the “Tenant Janitorial Costs”); provided, however, notwithstanding the foregoing or anything to the contrary set forth in this Amendment, (a) Landlord shall not be obligated to pay more than the “Janitorial Cap” under this Section 1.3 in any calendar month; the “Janitorial Cap” shall equal the lesser of (i) Six Cents ($0.06) per rentable square foot of the Premises per calendar month (on a non-cumulative basis) (i.e., $2,779.44 per calendar month, on a non-cumulative basis); provided, however, the Janitorial Cap shall increase by Three Percent (3%) each September 1 commencing on September 1, 2006, and (ii) the Tenant Janitorial Costs for the calendar month in question; (b) Landlord’s obligations under this Section 1.3 shall only apply with respect to calendar months occurring during the term of this Amendment, and the Janitorial Cap for any partial calendar months occurring during the term of this Amendment shall be prorated (and reduced) based on the number of days in such calendar month (as reasonably calculated by Landlord); (c) Landlord shall pay the applicable amount hereunder to Tenant by the date that is thirty (30) days after Tenant’s delivery to Landlord of a written invoice for the Tenant Janitorial Services for the calendar month in question (which invoice may not be provided by Tenant prior to the 1st day of the calendar month in question); and (d) if the Tenant Janitorial Costs in any calendar month are more than the Janitorial Cap, then any such excess shall be borne solely by Tenant, at Tenant’s sole cost and expense (and, without limiting the foregoing, Landlord shall not be obligated for the same, and the same shall not be carried over to any subsequent months). Not more than one (1) time during any twelve month period, Tenant shall, upon demand, provide Landlord with copies of all documents reasonably relating to the Tenant Janitorial Services and Landlord retains the right to audit Tenant’s books and records at any time, but only to the extent they relate to the Tenant Janitorial Services and/or the Tenant Janitorial Costs. Tenant acknowledges that Tenant has been reimbursed all amounts under this Amendment for the months of January, 2006 and February, 2006.
          2. Termination of Eighth Amendment. The term of this Amendment shall commence upon the Services Effective Date and shall expire upon the earlier to occur of (a) the expiration or earlier termination of the Lease, and (b) a termination of this Amendment pursuant to the following sentence. Notwithstanding anything to the contrary contained in this Amendment, either party may, at any time, in its sole and absolute discretion, terminate this Amendment upon at least thirty (30) days prior written notice to the other party (which notice may be given at any time during any particular month). In the event of any such termination, then from and after the effective date of any such termination, Section 1 above shall no longer be applicable.
          3. Attorney’s Fees. In the event either party shall commence an action to enforce any provision of this Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Amendment, shall survive any judgment, and shall not be deemed merged into the judgment.

2

          4. Brokers. Tenant represents and warrants to Landlord that it has not dealt with any broker with respect to this Amendment. If Tenant has dealt with any broker or person, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.
          5. Facsimile; Counterparts. Facsimile signatures on this Amendment shall have the same force and effect as original ink signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.
          6. Original Lease in Full Force. Except for those provisions, which are inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Original Lease shall remain in full force and effect and Landlord and Tenant hereby ratify the Original Lease, as amended hereby.
          IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

“Landlord”		“Tenant”

CROWN ROSCOE, LLC, a		GO DADDY SOFTWARE INC.,
Delaware limited liability company		An Arizona Corporation

By:	/s/ Robert A. Flaxman	By:	/s/ Robert R. Parsons

Name	Robert A. Flaxman	Name:	Robert R. Parsons
Its:	Authorized Signatory	Its:	CEO & Founder

PENSACOLA ASSOCIATES, LLC, a
Nevada limited liability company

By:	/s/ Robert A. Flaxman

Name:	Robert A. Flaxman
Its:	Authorized Signatory

3

Statement

Crown Properties
PO Box 7520
Tempe, AZ 85281	Account:	1100c—224— daddy

	Date:	03/22/06

Payment
Go Daddy Software
14455 N Hayden Rd
Suite 224
Scottsdale, AZ
Rent is due no later than April 1, 2006.
If you have any questions please call (480) 874-0609.

Date	Description	Charges	Payments	Balance
	Balance Forward
02/01/06	Base Rent - Office for 02/01/06 - 02/28/	79,136.83		0.00
02/01/06	2004 CAM Estimate for 02/01/06 - 02/28/0	4,474.79		79,136.83
02/01/06	Janitorial Expense R for 02/01/06 - 02/2	-2,779.44		83,611.62
02/01/06	:Tax on Base Rent - Office for 02/01/06	1,701.44		80,832.18
02/01/06	:Tax on 2004 CAM Estimate for 02/01/06-	96.21		82,533.62
02/01/06	chk# 26279		82,629.83	0.00
02/20/06	2005 CAM Recovery	6,784.25		6,784.25
02/20/06	Tax on 2005 CAM Recovery	145.86		6,930.11
02/27/06	chk# 26671		90,037.88	-83,107.77
03/01/06	Base Rent - Office for 03/01/06 - 03/31/	79,136.83		-3,970.94
03/01/06	Janitorial Expense R for 03/01/06 - 03/3	-2,779.44		-6,750.38
03/01/06	2004 CAM Estimate for 03/01/06 - 03/31/0	4,941.89		-1808.49
03/01/06	:Tax on Base Rent - Office for 03/01/06	1,701.44		-107.05
03/01/06	:Tax on 2004 CAM Estimate for 03/01/06-	106.25		-0.80
03/17/06	8/1/05-12/15/05 Janitorial Credit	-12,552.29		-12,553.09
03/17/06	12/16/05-12/31/05 Janitorial credit	-1,462.06		-14,015.15
03/17/06	1/1/06-1/31/06 Janitorial credit	-2,779.44		-16,794.59
04/01/06	Base Rent - Office for 04/01/06 - 04/30/	79,136.83		62,342.24
04/01/06	Janitorial Expense R for 04/01/06 - 04/3	-2,779.44		59,562.80
04/01/06	2004 CAM Estimate for 04/01/06 - 04/30/0	4,941.89		64,504.69
04/01/06	:Tax on Base Rent - Office for 04/01/06	1,701.44		66,206.13
04/01/06	:Tax on 2004 CAM Estimate for 04/01/06 -	106.25		66,312.38

Current	30 Days	60 Days	90 Days	Amount Due
-16,793.79	0.00	0.00	0.00	66,312.38